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RENTRAK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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RENTRAK CORPORATION

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon 97220

July 20, 2009

To Our Shareholders:

Our 2009 Annual Meeting of Shareholders will be held on Thursday, August 20, 2009, at 10:00 a.m., Eastern Daylight Time, at The Cornell Club, 6 East 44th Street, New York, New York. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement. Our 2009 Annual Report is also enclosed.

Among the matters to be acted on at the meeting is the election of directors. Judith Allen and Cecil Andrus will be leaving the Board as of the annual meeting after five years and nine years of service, respectively. We will miss their knowledge, wisdom and guidance, and extend our heartfelt thanks to them for their many years of service to Rentrak’s shareholders.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. ACCORDINGLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. If you attend the meeting, you may revoke your proxy and vote in person if you prefer.

Sincerely yours,

/s/ PAUL A. ROSENBAUM	/s/ WILLIAM P. LIVEK
PAUL A. ROSENBAUM	WILLIAM P. LIVEK
Chairman of the Board	Chief Executive Officer

RENTRAK CORPORATION

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon 97220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 20, 2009

To the Shareholders of

Rentrak Corporation:

The Annual Meeting of Shareholders of Rentrak Corporation (“Rentrak”) will be held on Thursday, August 20, 2009, at 10:00 a.m., Eastern Daylight Time, at The Cornell Club, 6 East 44th Street, New York, New York, for the following purposes:

1.	To elect a Board of Directors consisting of eight members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.	To consider and approve the Amended and Restated 2005 Stock Incentive Plan;

3.	To hear reports from various officers of Rentrak; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on June 23, 2009 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. The proxy statement, proxy card and 2009 Annual Report to Shareholders accompany this Notice.

Whether or not you plan to attend the Annual Meeting, please fill out, sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. You may revoke your proxy in writing or at the Annual Meeting if you wish to vote in person.

By Order of the Board of Directors:

/s/ MARK L. THOENES
MARK L. THOENES
Executive Vice President, Chief Financial Officer and Secretary

Portland, Oregon

July 20, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 20, 2009:

The proxy statement for the 2009 annual meeting of shareholders and 2009 annual report to shareholders are available at http://www.rentrak.com/section/corporate/investors/2009_annual_report.html.

RENTRAK CORPORATION

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon 97220

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 20, 2009

MEETING AND VOTING INFORMATION

Date, Time and Place of Meeting

The board of directors of Rentrak Corporation (“Rentrak”) is furnishing this notice of annual meeting and proxy statement and the enclosed proxy card in connection with the board’s solicitation of proxies for use at Rentrak’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, August 20, 2009, at 10:00 a.m. Eastern Daylight Time, at The Cornell Club, 6 East 44th Street, New York, New York.

Solicitation and Revocation of Proxies

Shares represented by a proxy card that is properly dated, executed and returned will be voted as directed on the proxy. If no direction is given, proxies will be voted FOR each of the director nominees selected by the board of directors and FOR approval of the Amended and Restated 2005 Stock Incentive Plan. If other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. Any proxy given by a shareholder may be revoked at any time prior to its use by execution of a later-dated proxy delivered to Rentrak’s Secretary, by vote in person at the Annual Meeting, or by written notice of revocation delivered to Rentrak’s Secretary.

Rentrak’s board of directors has selected the two persons named on the enclosed proxy card to serve as proxies in connection with the Annual Meeting. These proxy materials and the accompanying 2009 Annual Report to Shareholders, which includes Rentrak’s audited financial statements for the fiscal year ended March 31, 2009, and the other portions of Rentrak’s 2009 Annual Report on Form 10-K, are being mailed on or about July 20, 2009, to shareholders of record on June 23, 2009.

Purposes of the Annual Meeting

The Annual Meeting has been called for the following purposes:

•	To elect a board of directors consisting of eight members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

•	To consider and approve the Amended and Restated 2005 Stock Incentive Plan;

•	To hear reports from various officers of Rentrak; and

•	To transact such other business as may properly come before the meeting or any adjournments thereof.

Section 2.3.1 of Rentrak’s 1995 Restated Bylaws, as amended (“Bylaws”), sets forth procedures to be followed for introducing business at a shareholders meeting. Rentrak has no knowledge of any other matters that may be properly presented at the Annual Meeting. If other matters do properly come before the Annual Meeting in accordance with the Bylaws, the persons named in the proxy card will vote your proxy in accordance with their judgment on such matters in the exercise of their sole discretion.

Record Date and Shares Outstanding

Only shareholders of record at the close of business on June 23, 2009 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 10,401,587 shares of Rentrak common stock were outstanding. For information regarding the ownership of Rentrak common stock by holders of more than five percent of the outstanding shares and by Rentrak’s directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” on page 16 of this proxy statement.

Voting; Quorum; Vote Required

Each share of common stock outstanding on the Record Date is entitled to one vote per share at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of Rentrak’s outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Assuming the existence of a quorum, the affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, will be required to elect persons nominated to be directors. The Amended and Restated 2005 Stock Incentive Plan will be approved if it receives the affirmative vote of a majority of the total votes cast at the Annual Meeting.

Effect of Abstentions

If you abstain from voting, your shares will be deemed present at the Annual Meeting for purposes of determining whether a quorum is present. However, only votes cast in favor of a nominee for director will have an effect on the outcome of the election of directors. Abstentions will also have no effect on the outcome of the vote on Proposal 2 to approve the Amended and Restated 2005 Stock Incentive Plan.

Effect of Broker Non-Votes

If a broker holds your shares in street name, you should instruct your broker how to vote. A broker non-vote occurs when a nominee holding shares for a beneficial owner returns a duly executed proxy but does not vote on a proposal because the nominee does not have discretionary voting power with respect to the matter being considered and did not receive voting instructions from the beneficial owner. Broker non-votes are deemed present at the Annual Meeting for purposes of determining whether a quorum is present, but will have no effect on the outcome of the election of directors or the vote on the Amended and Restated 2005 Stock Incentive Plan.

Costs of Solicitation

Rentrak will bear all costs and expenses associated with this solicitation. In addition to solicitation by mail, directors, officers, and employees of Rentrak may solicit proxies from shareholders, personally or by telephone, facsimile, or e-mail transmission, without receiving any additional remuneration. Rentrak has asked brokerage houses, nominees and other agents and fiduciaries to forward soliciting materials to beneficial owners of Rentrak common stock and will reimburse all such persons for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Six of our current directors, Tom Allen, George Kuper, Bill Livek, Paul Rosenbaum, Brent Rosenthal and Ralph Shaw, have been nominated by the board of directors to stand for re-election as directors. Judith Allen and Cecil Andrus are not standing for re-election.

The board of directors increased the number of positions on the board by one effective June 15, 2009, and elected Bill Livek, Rentrak’s newly-hired Chief Executive Officer, to fill the vacancy. The board seat had been approved by the board as an appropriate element of Mr. Livek’s hiring package. In Mr. Livek’s employment agreement dated June 15, 2009, Rentrak agreed to take all steps necessary to appoint him as a director by July 6, 2009, and to nominate him for election as a director at the Annual Meeting.

Two other individuals, Anne MacDonald and Richard Hochhauser, have been nominated by the board of directors, upon the recommendation of the Nominating and Governance Committee, for election at the Annual Meeting to fill the positions being vacated by Ms. Allen and Governor Andrus. Ms. MacDonald and Mr. Hochhauser were recommended as potential board members by other non-management directors.

Rentrak’s Bylaws were amended in June 2009 to provide for eight positions on the board of directors. The board of directors has nominated the individuals named below to fill the eight positions. If for any reason any of the nominees named below should become unavailable for election (an event the board does not anticipate), proxies will be voted for the election of such substitute nominee as the board in its discretion may recommend. Proxies cannot be voted for more than eight nominees. Directors are re-elected annually to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. If a vacancy occurs after the Annual Meeting, the board of directors may elect a replacement to serve for the remainder of the unexpired term.

The board of directors has determined that each of the nominees for director named below, other than Messrs. Livek and Rosenbaum, is or will be an “independent director” under Rule 5605(a)(2) of the Nasdaq listing standards.

The board of directors recommends a vote “FOR” the election of each of the following nominees for director:

THOMAS D. ALLEN (age 56). Mr. Allen has been Executive Vice President and Chief Financial Officer and was a co-founder of ACME Communications, Inc. (“ACME”), a television broadcasting group headquartered in Santa Ana, California, since 1997. Mr. Allen also serves on the Board of Directors of ACME. Prior to that, Mr. Allen served as Chief Operating and Chief Financial Officer of Virgin Interactive Entertainment, Inc. from 1993 through 1996 and served as Fox Broadcasting Company’s initial chief financial officer from 1986 through 1993. Mr. Allen has served as a director of Rentrak since August 2007 and was an advisor to the board from 2004 until 2007.

RICHARD HOCHHAUSER (age 64). Mr. Hochhauser retired as President and Chief Executive Officer of Harte-Hanks, Inc., in 2008, a position in which he served since 2002. He served in various other capacities with Harte-Hanks, Inc., a global direct and targeted marketing solutions provider, since 1975. Mr. Hochhauser is also a director of John Wiley & Sons, Inc., a global publisher of print and electronic products, and is a board member of the Direct Marketing Educational Foundation. He previously served as chair of the board of directors of the Direct Marketing Association. Mr. Hochhauser received a BS from Carnegie Mellon University and an MBA from Columbia University.

GEORGE H. KUPER (age 68). Mr. Kuper, based in Ann Arbor, Michigan, has been president and CEO of the Council of Great Lakes Industries since 1994. During his career, he has held positions as director of productivity programs at the General Electric Company (1978-83); executive director of the Manufacturing Studies Board of the National Academy of Sciences (1983-88); and CEO of the Industrial Technology Institute (1988-94). Mr. Kuper was a founder of the National Center for Manufacturing Sciences and executive director of the National Center for Productivity, a Presidential appointment. He received a BA from The Johns Hopkins University, an MSc(econ) from the London School of Economics and Political Science, and an MBA from Harvard Business School. Mr. Kuper has served as a director of Rentrak since 2000.

WILLIAM P. LIVEK (age 55). Mr. Livek has been Chief Executive Officer and a director of Rentrak since June 15, 2009. For a summary of the terms of Mr. Livek’s employment agreement with Rentrak, please see “Executive Compensation—Discussion and Analysis of Executive Compensation Programs—CEO Hiring Package” below. From December 2008 until June 2009, Mr. Livek was Chief Executive Officer of Symmetrical Capital, an investment and consulting firm focused on the marketing/media measurement industry. From February 2007 until December 2008, he was Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc., a provider of information, analytical and marketing services worldwide, and was co-President of Experian’s subsidiary Experian Research Services from October 2004 to 2007. For more than 10 years prior to October 2004, Mr. Livek was President and co-founder of Simmons Market Research Bureau, where he directed the growth and evolution of the company into a media-neutral, consumer centric research and data business prior to its sale to Experian in 2004.

ANNE MacDONALD (age 53). Ms. MacDonald served as President and Chief Marketing Officer of Macy’s, Inc., which operates retail stores and Internet websites under the Macy’s and Bloomingdale’s brands, from 2006 to June 2007. Beginning in 1997, she served in various positions with Citigroup, Inc., a financial services company, including as Chief Marketing Officer from 2004 through 2006. Since June 2007, Ms. MacDonald has been retained as an independent consultant for a variety of marketing projects. She is also a director of SS+K Agency based in New York City, which provides consulting services in such areas as advertising, marketing, public relations and public affairs.

PAUL A. ROSENBAUM (age 66). A significant shareholder in Rentrak since 1994, Paul Rosenbaum served as the company’s Chairman of the Board and Chief Executive Officer from September 2000 until June 2009. Effective June 15, 2009, Mr. Rosenbaum began serving in a non-executive capacity as Chairman of the Board of Rentrak. For a summary of the revised terms of Mr. Rosenbaum’s employment agreement with Rentrak, please see “Executive Compensation—Discussion and Analysis of Executive Compensation Programs—Employment Agreement with Chairman of the Board” below. During his career as a legislator and in private practice, Mr. Rosenbaum acquired extensive knowledge of U.S. banking and insurance law. He served in the Michigan Legislature from 1972 to 1978, during which time he chaired the House Judiciary Committee, was legal counsel to the Speaker of the House and wrote and sponsored the Michigan Administrative Procedures Act. Additionally, Mr. Rosenbaum served on the National Conference of Commissioners on Uniform State Laws, as vice chairman of the Criminal Justice and Consumer Affairs Committee of the National Conference of State Legislatures, and on a committee of the Michigan Supreme Court responsible for reviewing local court rules. From 1980 to 1986 he served on the Board of Trustees of Springfield College. In July 2007, Mr. Rosenbaum was appointed by Oregon governor Ted Kulongoski to serve on the nine-member Board of Commissioners for the Port of Portland. In 2009, Mr. Rosenbaum joined the Providence St. Vincent Medical Foundation Council of Trustees. Mr. Rosenbaum is also the CEO of SWR Corp., which he founded in 1994. SWR Corp. is based in Michigan and designs, sells, and markets specialty industrial chemicals.

BRENT ROSENTHAL (age 37). Since 2002, Mr. Rosenthal has worked as a Research Analyst for WRH Partners II, L.L.C., the general partner of certain affiliated limited partnerships. William R. Huff, a principal of WRH, is the beneficial owner of 8.9% of Rentrak’s outstanding stock. Prior to 2002, Mr. Rosenthal served as Director of Mergers & Acquisitions for RSL Communications Ltd. Prior to joining RSL, Mr. Rosenthal served emerging media companies for Deloitte & Touche, LLP. Mr. Rosenthal is a Certified Public Accountant. He received an M.B.A. from the Johnson School at Cornell University and a B.S. in accounting from Lehigh University. Mr. Rosenthal was elected as a director of Rentrak in August 2008.

RALPH R. SHAW (age 70). Mr. Shaw has been president of Shaw Management Company, an investment counseling firm located in Portland, Oregon, since 1980, and general partner of a succession of three venture capital funds beginning in 1983. Mr. Shaw received a B.A. in public accounting from Hofstra University and a J.D. from New York University’s School of Law. Mr. Shaw is a trustee of the Tax-Free Trust of Oregon. He is also a director of Schnitzer Steel Industries, Inc., and sits on their audit, compensation, and governance committees. Mr. Shaw served as an outside director of one of Rentrak’s subsidiaries from 2000 through 2003. He also served as an adviser to the Rentrak board from 2001 until his election as a director of Rentrak in 2004.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF

2005 STOCK INCENTIVE PLAN

Background

Overview of Amendment and Restatement

The Rentrak Corporation 2005 Stock Incentive Plan (the “2005 Plan”) was originally approved by Rentrak’s shareholders in 2005. At this year’s annual meeting, shareholders are being asked to approve an amendment and restatement (the “Amendment and Restatement”) of the 2005 Plan adopted by the board of directors, subject to shareholder approval. The Amendment and Restatement, which will be effective August 20, 2009, if approved by the shareholders, would:

•	Increase the total number of shares of common stock available for issuance under the 2005 Plan by 1,000,000 shares, from 1,000,000 to 2,000,000 total shares.

•	Limit the number of shares available for grants of incentive stock options over the life of the 2005 Plan to 800,000.

•	Increase the maximum number of shares available for grants of stock options under the 2005 Plan to a single participant in any fiscal year from 200,000 to 300,000.

•	Increase the maximum number of shares available for grants of stock appreciation rights (“SARs”) under the 2005 Plan to a single participant in any fiscal year from 200,000 to 300,000.

•	Limit the number of shares available for grants of restricted stock or units under the 2005 Plan to a single participant in any fiscal year to 300,000.

•	Increase the maximum number of shares available for grants of restricted stock or units over the life of the 2005 Plan from 500,000 to 750,000.

•	Limit the number of shares available for grants of performance awards under the 2005 Plan to a single participant in any fiscal year to 300,000.

•	Clarify provisions that may allow a participant to pay the purchase price, exercise price, or withholding obligation relating to an award under the 2005 Plan other than in cash.

•	Clarify provisions prohibiting the repricing of stock options and SARs.

•	Extend the period during which incentive stock options may be granted under the 2005 Plan to August 20, 2019.

•

Eliminate provisions permitting reload options—these were replacement options that would be granted automatically to a participant who used previously-acquired shares of stock to pay the exercise price of a stock option.

•	Specify additional examples of measurement criteria for performance awards granted to executive officers of Rentrak under the 2005 Plan.

•	Clarify provisions allowing for the adjustment of awards under the 2005 Plan in the event of a merger, stock split, recapitalization, or similar change in Rentrak’s capital structure.

If the 2005 Plan is not approved by the shareholders, it will continue in effect in the form approved in 2005.

Reasons for Amendment and Restatement

The 2005 Plan is intended to promote the interests of Rentrak and its shareholders by enabling us to attract, retain and reward officers and other key employees, nonemployee directors, and outside consultants and to align their interests with the interests of our shareholders. When adopted in 2005, the 2005 Plan replaced Rentrak’s 1997 Equity Participation Plan (the “1997 Equity Plan”) and Rentrak’s 1997 Non-Officer Employee Stock Option Plan (the “Non-Officer Plan”) (together, the “Prior Plans”). If the Amendment and Restatement is approved by shareholders, we also do not intend to make any additional grants of cash-settled SARs under Rentrak’s Stock Appreciation Rights Plan (the “SAR Plan”) adopted during fiscal 2009.

In adopting the Amendment and Restatement, the board of directors considered a number of factors, including:

•

Rentrak has decided to emphasize incentive-based compensation over fixed cash compensation, as discussed in more detail below under the heading “Executive Compensation—Discussion and Analysis of Executive Compensation Programs.” Accordingly, Rentrak expects to rely more heavily on equity compensation in the future. The aggregate number of shares remaining available for grants under the 2005 Plan as of July 1, 2009, only 116,913 shares, is too small to permit implementation of this change in compensation philosophy. Also, the limits on the size of awards to a single individual in a single fiscal year are being increased to assure that Rentrak has the flexibility to attract and retain the talent and expertise needed to support the next phase of Rentrak’s product development and marketing.

•

As of July 1, 2009, a total of 234,875 SARs remained available for grant under the SAR Plan. If the Amendment and Restatement is approved by shareholders, future awards of SARs are expected to be granted under the 2005 Plan, rather than the SAR Plan, and those awards will count against the aggregate number of shares available under the 2005 Plan.

•

Increasing the emphasis on equity-based compensation will also allow more of our overall executive compensation program to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) provides that compensation, other than performance-based compensation, paid to the chief executive officer and certain of the other highest-paid executive officers of a public company, in excess of $1,000,000 per individual per year, is not deductible for purposes of federal income tax. The board of directors has established as a priority maximizing the deductibility of Rentrak’s executive compensation. Having more compensation qualify as performance-based will enhance our ability to maximize our deductible expenses. Increasing the number of shares of Rentrak common stock available for grant under the 2005 Plan will help achieve this goal.

•

Awards of performance shares under the 2005 Plan to executive officers may qualify as performance-based under Section 162(m) only if the general categories of performance measures to which awards are subject have been approved by Rentrak’s shareholders. Consistent with the board’s goal of maximizing the tax deductibility of executive compensation, the Amendment and Restatement includes expanded categories of performance measures, which are described in more detail below, in order to enhance our ability to structure performance share awards with vesting subject to performance measures tied to our objectives of growing and evolving our business into a comprehensive knowledge provider to the media, advertising and entertainment industries.

2005 Plan Highlights

The 2005 Plan provides for awards of both incentive and nonqualified stock options, SARs, restricted stock or units with time-based vesting, and performance awards with vesting of shares tied to attainment of performance goals. It also authorizes the creation of other awards with characteristics to be determined, allowing for development of new types of equity-based awards in response to changes in tax laws, accounting rules, or the compensation structures of peer companies. Stock options, SARs, and performance awards may be designed, in the discretion of the committee administering the 2005 Plan, to qualify as performance-based compensation under Section 162(m) of the Code. The 2005 Plan also includes provisions to address Section 409A of the Code regarding deferred compensation.

Outstanding Equity Awards and Remaining Shares

As of July 1, 2009, approximately 280 employees and six non-employee directors were considered eligible to participate in the 2005 Plan. Also at that date, 52,750 shares of common stock had been issued under the 2005 Plan pursuant to awards that had been exercised or vested, and awards remained outstanding as follows:

•	Nonqualified or incentive stock options to purchase a total of 682,375 shares;

•	SARs to be settled in common stock relating to a total of 75,000 shares; and

•

Deferred stock units (“DSUs”) held by non-employee directors covering a total of 175,500 shares. DSUs represent the right to receive shares of common stock upon ceasing to be a director following a specified vesting period.

At July 1, 2009, employees other than executive officers held stock options granted under the 2005 Plan to purchase a total of 52,000 shares at a weighted average purchase price of $11.10 per share and a weighted average remaining term of two years. No awards have been granted under the 2005 Plan to director nominees or associates of executive officers or directors. Cathy Hetzel, Bill Livek and Paul Rosenbaum have each received grants that represent at least 5% of the total outstanding awards under the 2005 Plan. Information regarding awards granted under the 2005 Plan to our named executive officers as of March 31, 2009, is presented under the heading “Executive Compensation—Outstanding Equity Awards at 2009 Fiscal Year End” below. Information regarding awards granted under the 2005 Plan to Mr. Livek is presented under the heading “Executive Compensation—Discussion and Analysis of Executive Compensation Programs—CEO Hiring Package” below.

The total number of shares subject to outstanding awards under all of Rentrak’s equity compensation plans at July 1, 2009, was 1,773,050 shares, and the total number of shares available for future awards under those plans was 116,913 shares (consisting of shares available under the 2005 Plan; the 234,875 cash-settled SARs available under the SAR Plan are not included). At that date, no shares were available for grant under the Non-Officer Plan and the 1997 Equity Plan. Additional information regarding Rentrak’s equity-based plans is presented under the subheading “Equity Compensation Plan Information” below.

At the date of this proxy statement, no awards or specific plans with respect thereto have been made regarding the additional 1,000,000 shares authorized for issuance under the 2005 Plan by the Amendment and Restatement. The closing sale price for Rentrak’s common stock reported on The NASDAQ Stock Market on July 1, 2009, was $16.90.

The following summary outlines the material features of the 2005 Plan as amended and restated. The summary is qualified in its entirety by reference to the 2005 Plan, as modified by the Amendment and Restatement, which is attached hereto as Appendix A.

General Information

Plan Administration. The 2005 Plan is administered by a committee of non-employee directors all of whom satisfy the criteria to be an independent director under Rule 5605(d) of the Nasdaq listing standards, a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), and an “outside director” under Section 162(m) of the Code. The committee administering the 2005 Plan is the Compensation Committee of Rentrak’s board of directors (the “Committee”), unless and until the board appoints a different committee to administer the 2005 Plan. The Committee establishes the terms and conditions of awards granted under the 2005 Plan, subject to limitations set forth in the 2005 Plan. The Committee may delegate to an Option Committee made up of one or more directors, who may also be officers or other employees of Rentrak, certain authority under the 2005 Plan, including the authority to grant awards to eligible employees who are not subject to stock ownership reporting requirements under Section 16(a) of the Exchange Act.

Eligible Participants. The 2005 Plan provides for the grant of stock options and other stock-based awards to officers, other key employees, and non-employee directors of Rentrak or one of its subsidiaries. Outside consultants or advisers who provide services to Rentrak or a subsidiary, other than services of a capital-raising nature, are also eligible to receive awards under the 2005 Plan.

Shares Available for Grant. Up to a total of 2,000,000 shares of Rentrak’s common stock, plus a number of shares equal to the shares covered by outstanding options under the Prior Plans that are cancelled, terminate, or otherwise expire without being exercised, may be issued to eligible participants in the 2005 Plan.

If all or a portion of an award granted under the 2005 Plan is cancelled, terminates or otherwise expires without being exercised or shares being issued, the shares covered by that award or applicable portion will become available for future awards. In addition, shares subject to an award that is paid in cash or exchanged for another award may be used for future awards under the 2005 Plan. Shares will not be added back to the 2005 Plan if a participant pays the exercise price of an award or his or her tax withholding obligations by delivering shares of Rentrak common stock he or she already owns, by surrendering other outstanding vested awards under the 2005 Plan, or by reducing the number of shares otherwise vested under the award.

No Repricing. The 2005 Plan prohibits the repricing of stock options or SARs other than in connection with adjustments for a change in Rentrak’s capitalization.

Types of Awards

The types of awards that may be granted by the Committee under the 2005 Plan include:

Options. Options to purchase Rentrak common stock may be incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Code, or nonqualified options which are not eligible for such tax-favored treatment. ISOs may be granted only to employees of Rentrak or one of its subsidiaries. The 2005 Plan does not specify a maximum term for nonqualified options, but under current law ISOs must expire not more than ten years from the date of grant. For all options, the exercise price per share must be not less than 100% of the fair market value of a share of Rentrak common stock on the date the option is granted.

Stock Appreciation Rights (“SARs”). A recipient of SARs will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a share of Rentrak common stock on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Committee in the award agreement and must be equal to or greater than the fair market value of a share of Rentrak common stock on the date of grant. Payment may be in cash, in shares of common stock, or in any other form approved by the Committee, provided that payment may be made in a form other than shares of common stock only if the Committee determines that such form of payment will comply with the requirements of Section 409A of the Code relating to deferred compensation. SARs may be granted in connection with options or other awards or may be granted as independent awards.

Restricted Awards. Restricted awards may take the form of restricted shares or restricted stock units. Restricted shares are shares of Rentrak common stock that are subject to such limitations as the Committee deems appropriate, including restrictions on sale or transfer. Restricted shares may be subject to forfeiture in the event the recipient terminates employment or service as a director or consultant during a specified period. Stock certificates representing restricted shares are issued in the name of the recipient but are held by Rentrak until the expiration of any restrictions. From the date of issuance of restricted shares, the recipient is entitled to the rights of a shareholder with respect to such shares, including voting and dividend rights.

Restricted stock units are awards of units equivalent in value to a share of Rentrak common stock, which similarly may be subject to forfeiture if the recipient terminates employment or service as a director or consultant during a specified period. At the expiration of such period, payment is made with respect to restricted stock units in an amount equal to the value of the number of shares covered by the units. Payment may be in cash or unrestricted shares of Rentrak common stock or in any other form approved by the Committee. The Committee will establish the terms and conditions of restricted stock units so that they will comply with the requirements of Section 409A of the Code.

Performance Awards. Performance awards are granted in units equivalent in value to a share of Rentrak common stock. A performance award is subject to forfeiture to the extent the recipient fails to meet certain performance goals during a designated performance cycle. Performance awards earned by attaining performance goals are paid at the end of a performance cycle in cash or shares of Rentrak common stock or in any other form approved by the Committee.

In the case of performance awards granted to executive officers, the Committee, in its sole discretion, may impose performance goals relating to corporate performance, business unit performance, or a combination of both, in order to qualify the awards as performance-based compensation under Section 162(m) of the Code. Such corporate performance goals will be based on financial performance goals related to the performance of Rentrak as a whole, and may include one or more measures related to earnings, profitability, cash flow (including measures based on Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)), efficiency, or return to shareholders, such as earnings per share, operating income, stock price, costs of production, revenue growth, return on equity, return on assets, or return on invested capital. Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introducing products, constructing facilities, developing software, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating income, costs of production, cash flow, return on equity, return on assets, or return on invested capital. Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success in achieving such goals may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups. Approval of the Amendment and Restatement of the 2005 Plan by the shareholders at the Annual Meeting will constitute approval of the foregoing performance goals under Section 162(m) of the Code, if required.

Other Stock-Based Awards. The Committee may grant other awards that involve payments or grants of shares of Rentrak common stock or are measured by or in relation to shares of common stock. The 2005 Plan provides flexibility to design new types of stock-based or stock-related awards to attract and retain employees, directors and consultants in a competitive environment.

Adjustments for Changes in Capitalization; Change in Control

In the event of a stock split, a dividend or distribution paid in common stock, or a recapitalization of or affecting Rentrak’s common stock, there will be an automatic and proportionate adjustment to, as applicable, the aggregate number of shares for which awards may be granted under the 2005 Plan, the maximum number of shares that may be awarded to any participant in a fiscal year, the number, kind, and price per share subject to each outstanding stock option and SAR, and the number and kind of shares subject to other awards granted under the 2005 Plan. In the event of other types of corporate reorganizations, mergers, spinoffs, and similar transactions, the Committee has discretion to make those types of adjustments.

The Committee, in its discretion, may provide in any award agreement for acceleration of vesting of the award if a change in control (as defined in the award agreement or, if not so defined, as defined in the 2005 Plan) of Rentrak occurs. An award agreement may also include provisions to deal with outstanding awards in the event of a significant corporate transaction involving Rentrak, such as a merger, sale of substantially all of Rentrak’s assets, or dissolution or liquidation of Rentrak.

Duration, Termination and Amendment of the 2005 Plan

The 2005 Plan will remain in effect until awards have been granted covering all available shares under the 2005 Plan or the 2005 Plan is otherwise terminated by the board of directors. The board may terminate the 2005 Plan at any time, but any such termination will not affect any outstanding awards. The board may also amend the 2005 Plan from time to time, provided that no amendment may be made without shareholder approval if such approval is required by applicable rules and regulations of a stock exchange or registered securities association.

Federal Income Tax Consequences of Awards

The following discussion summarizes the principal anticipated federal income tax consequences of grants of awards under the 2005 Plan to participants and to Rentrak.

Tax Consequences to Participants

Incentive Stock Options. ISOs granted under the 2005 Plan are intended to meet the requirements of Section 422 of the Code. No taxable income results to a participant upon the grant of an ISO or upon the issuance of shares when the ISO is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be considered a capital gain and any loss will be a capital loss, except that if the sale or exchange occurs within one year after exercise of the ISO or two years after grant of the ISO, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which either (a) the fair market value on the date of exercise or (b) the amount realized on the sale of the shares, whichever is less, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an ISO is treated as a nonqualified option.

Nonqualified Options. No taxable income is recognized upon the grant of a nonqualified option. In connection with the exercise of a nonqualified option, a participant will generally realize ordinary compensation income (self-employment income for non-employee directors) measured by the difference between the fair market value of the shares acquired on the date of exercise and the exercise price. The participant’s cost basis in the acquired shares is the fair market value of the shares on the exercise date. Any gain upon sale of the shares is capital gain and any loss will be a capital loss.

Payment of Exercise Price in Shares. The Committee may permit participants to pay all or a portion of the exercise price of an option using previously-acquired shares of Rentrak common stock. If an option is exercised and payment is made in previously held shares, there is no taxable gain or loss to the participant other than any gain recognized as a result of exercise of the option, as described above.

Stock Appreciation Rights. The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares delivered to the participant.

Restricted Awards and Performance Awards. In the case of restricted awards and performance awards, in general, a participant will not recognize any income upon issuance of an award. Generally, the participant will be required to recognize ordinary compensation income at the date or dates, if any, that shares vest in an amount equal to the value of such shares plus any cash received at the date of vesting. Taxable income generally is not recognized with respect to restricted stock units (including DSUs) until the participant is entitled to delivery of the underlying shares.

Tax Consequences to Rentrak

To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an ISO, Rentrak will not be entitled to any tax deduction in connection with ISOs. In all other cases, Rentrak will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to awards.

The information in this proxy statement concerning federal income tax consequences is intended only for the general information of shareholders. Participants in the 2005 Plan should consult their own tax advisers, as federal income tax consequences may depend on the particular terms of individual awards and the specific circumstances of individual participants.

Equity Compensation Plan Information

The following table sets forth, as of March 31, 2009, information about shares of our common stock that may be issued under our equity compensation plans and arrangements. The table does not reflect the additional 1,000,000 shares that would be issuable under the 2005 Plan if the Amendment and Restatement is approved by the shareholders at the Annual Meeting.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by shareholders(2)	1,425,850	$7.63	(4)	439,913
Equity compensation plans not approved by shareholders(3)	51,438	$5.06		—
Total	1,477,288	$7.53		439,913

(1)	For a description of the significant terms of outstanding options and deferred stock units, see Note 11 of the Notes to Consolidated Financial Statements included in Rentrak’s Annual Report on Form 10-K for the year ended March 31, 2009.

(2)	Equity compensation plans approved by shareholders include the 2005 Plan and the 1997 Equity Plan.

(3)	Equity compensation plans or arrangements approved by our board of directors, but not submitted for shareholder approval, include the Non-Officer Plan.

(4)	The weighted average exercise price does not take into account DSUs granted to our non-employee directors under the 2005 Plan. DSUs represent the right to receive shares of our common stock upon ceasing to be a director following a specified vesting period, with immediate vesting in full if the director’s service on the board of directors terminates as a result of death, disability, after reaching age 75, or upon a change in control of Rentrak. There were 127,500 DSUs outstanding at March 31, 2009, representing the right to receive an equal number of shares.

Board Recommendation and Vote Required

The board of directors recommends a vote for approval of the Amendment and Restatement of the 2005 Plan. If a quorum is present at the Annual Meeting, the Amendment and Restatement of the 2005 Plan will be approved upon the affirmative vote of a majority of the total votes cast upon the proposal at the meeting. Abstentions and shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not voted on Proposal 2 will have no effect on the required vote.

COMMITTEES AND MEETINGS OF THE BOARD

The board of directors has established several standing committees, including an Audit Committee, a Compensation Committee, a Finance Committee, and a Nominating and Governance Committee. During the fiscal year ended March 31, 2009, the board of directors held four meetings. Each director attended at least 75% of the total number of meetings held by the board of directors and the board committees on which he or she served during fiscal 2009.

The board of directors has adopted corporate governance guidelines, which state that directors are expected to attend all meetings of the board of directors, including our annual meetings of shareholders. All directors attended the annual meeting held in August 2008.

Audit Committee

Rentrak has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee’s activities are governed by a formal written charter, a copy of which is available on Rentrak’s website under “Investor Information / Corporate Governance” at www.rentrak.com. The Audit Committee held four meetings during the fiscal year ended March 31, 2009.

Mr. Andrus (Chair), Mr. Kuper, Mr. Rosenthal and Mr. Shaw, each of whom meets the financial literacy and independence requirements for audit committee membership specified in the Nasdaq listing standards, are the current members of the Audit Committee. The board of directors has determined that Mr. Shaw and Mr. Rosenthal are each qualified to be an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

The Audit Committee makes decisions regarding the engagement or discharge of Rentrak’s independent auditors, reviews and pre-approves audit and legally-permitted non-audit services provided by the independent auditors, and oversees the integrity of Rentrak’s financial statements and other financial information, its systems of internal accounting and financial controls, and the independence and performance of Rentrak’s independent auditors. The Audit Committee has established procedures for the receipt and handling of complaints about accounting and auditing matters and reports of ethical violations regarding Rentrak’s directors, officers and employees. The Audit Committee’s charter also makes it responsible for reviewing for potential conflicts of interest all transactions between Rentrak and a director, officer or shareholder (including transactions with family members or associates of such persons) that would be required to be reported as a transaction with a related person in this proxy statement under the SEC’s disclosure rules and determining whether or not to approve any such transactions.

Compensation Committee

The members of the Compensation Committee are Ms. Allen (Chair), Mr. Allen, Mr. Andrus and Mr. Shaw, each of whom is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq listing standards. No other persons were members of the Compensation Committee during fiscal 2009. The Compensation Committee is responsible for approving and evaluating Rentrak’s director and officer compensation plans, policies and programs, evaluating the performance of Rentrak’s management, and making compensation decisions regarding Rentrak’s executive employees. The Compensation Committee is governed by a written charter most recently revised on May 16, 2007. The charter is available on Rentrak’s website under “Investor Information / Corporate Governance” at www.rentrak.com. During the fiscal year ended March 31, 2009, the Compensation Committee held six meetings.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) is chaired by Mr. Kuper; Ms. Allen and Mr. Andrus are its two other members. The board of directors has determined that each of these directors is independent as defined in Rule 5605(a)(2) of the Nasdaq listing standards. No other persons were members of the Nominating Committee during fiscal 2009. The Nominating Committee is governed by a written charter, a copy of which is available on Rentrak’s website under “Investor Information / Corporate Governance” at www.rentrak.com. The Nominating Committee held four meetings during the fiscal year ended March 31, 2009.

The Nominating Committee is responsible for identifying individuals qualified to become directors of Rentrak and recommending to the board of directors candidates for election and for recommending individuals to serve on each board committee. It is also responsible for developing for board approval a set of corporate governance guidelines addressing board organizational issues, committee structure and membership, and succession planning for Rentrak’s chief executive officer position.

The Nominating Committee has not adopted any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating Committee will take into account all factors that it considers appropriate, including strength of character, maturity of judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoints, industry knowledge, and the highest personal and professional ethics, integrity and sound business judgment.

In determining whether to recommend nomination of current directors for re-election, the Nominating Committee will perform periodic evaluations of individual directors. Non-employee directors are generally expected to retire upon reaching age 75 or completing ten years of service, whichever is later. Directors who are also employees will generally be expected to resign upon termination of employment, although the board of directors may make an exception to this policy for a former chief executive officer if it believes it to be in the best interests of Rentrak.

When the Nominating Committee is required to identify new director candidates, because of a vacancy or a desire to expand the board, the Nominating Committee will poll current directors for suggested candidates. The Nominating Committee has the authority to hire a third party search firm if it deems such action to be appropriate, but has not done so since January 1, 2006. Once potential candidates are identified, the Nominating Committee will conduct interviews with the candidates and perform such investigations into the candidates’ background as the Nominating Committee deems appropriate.

The Nominating Committee will consider director candidates suggested by shareholders for nomination by the board of directors. Shareholders wishing to suggest a candidate to the Nominating Committee should do so by sending the candidate’s name, biographical information, and qualifications to: Chair of Nominating Committee, in care of Mark L. Thoenes, Executive Vice President, Chief Financial Officer and Secretary, Rentrak Corporation, P.O. Box 18888, Portland, Oregon 97218-0888. Candidates suggested by shareholders will be evaluated by the same criteria and process as candidates from other sources.

Finance Committee

The Finance Committee is comprised of Mr. Shaw (Chair), Ms. Allen, Mr. Allen, Mr. Kuper and Mr. Rosenthal. It is responsible for evaluating strategic and operational financial issues facing Rentrak. During the fiscal year ended March 31, 2009, the Finance Committee met four times.

Committee Membership at July 13, 2009

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee	Finance Committee
Judith Allen	—	Chair	Member	Member
Tom Allen	—	Member	—	Member
Cecil Andrus	Chair	Member	Member	—
George Kuper	Member	—	Chair	Member
Brent Rosenthal	Member	—	—	Member
Ralph Shaw	Member	Member	—	Chair

CODE OF ETHICS

Rentrak has adopted a Code of Ethics for Senior Financial Officers (“Code of Ethics”), which is applicable to its chief executive officer, president, principal financial officer, and principal accounting officer. The Code of Ethics focuses on honest and ethical conduct, the adequacy of disclosure in Rentrak’s financial reports, and compliance with applicable laws and regulations. The Code of Ethics is included as part of our Code of Business Conduct approved by the board of directors, which is generally applicable to all directors, officers, and employees of Rentrak. The Code of Business Conduct and Code of Ethics are available on Rentrak’s website under “Investor Information / Corporate Governance” at www.rentrak.com and are administered by the Audit Committee.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Communications by shareholders to the board of directors should be sent to the attention of the Chair of the Nominating and Governance Committee, in care of Mark L. Thoenes, Executive Vice President, Chief Financial Officer and Secretary, Rentrak Corporation, P.O. Box 18888, Portland, Oregon 97218-0888. Such communications will be forwarded unopened to the individual occupying that position. The Chair of the Nominating Committee will be responsible for responding to or forwarding such communications as appropriate, including communications directed to individual directors or board committees. Communications will not be forwarded if the Chair of the Nominating Committee determines that they do not appear to be within the scope of the board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

DIRECTOR COMPENSATION FOR FISCAL 2009

The following table summarizes compensation paid to non-employee directors for services during the fiscal year ended March 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Total ($)
Judith G. Allen	$54,600	$36,300	(2)	$90,900
Thomas D. Allen	$44,400	$51,990	(3)	$96,390
Cecil D. Andrus	$56,600	$36,300	(2)	$92,900
George H. Kuper	$51,700	$36,300	(2)	$88,000
Brent D. Rosenthal	$26,158	$15,690	(4)	$41,848
Ralph R. Shaw	$54,100	$36,300	(2)	$90,400

(1)	The dollar amounts reflect the compensation expense recognized for fiscal 2009 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), with respect to deferred stock unit (“DSU”) awards.

(2)	Represents the fiscal 2009 grant of 9,000 DSUs at $12.10 on April 1, 2008 with 3-year vesting.

(3)	Represents the fiscal 2009 grant of 9,000 DSUs at $12.10 on April 1, 2008 with 3-year vesting and a grant on August 21, 2008, of 5,250 DSUs (7/12 of an annual DSU grant) for August 2007 through March 2008 at $14.63 with 3-year vesting.

(4)	Upon his election to the board on August 21, 2008, Mr. Rosenthal was granted 5,250 DSUs at $14.63 with 3-year vesting, which represents the remaining portion of the fiscal 2009 DSU grant (7/12 of an annual DSU grant) for August 2008 through March 2009.

In establishing director compensation, the Compensation Committee and the board of directors considered information regarding the compensation paid to directors of the peer group companies listed under the heading “Executive Compensation – Discussion and Analysis of Executive Compensation Programs” below that was provided by Lipis Consulting, a compensation consultant engaged by the Compensation Committee, along with director compensation information derived from other sources.

Each non-employee director of Rentrak receives an annual retainer of $30,000. In addition, the chair of the Compensation Committee receives a $3,000 annual retainer, the chair of the Audit Committee receives a $5,000 annual retainer, and each other non-employee director who serves on the Audit Committee receives a $2,500 annual retainer. Non-employee directors are also paid $1,200 for each board or committee meeting they attend in person or by telephone conference call. Rentrak also reimburses directors for their travel expenses for each meeting attended in person.

On June 15, 2006, the board of directors, upon the recommendation of the Compensation Committee, approved annual awards of DSUs to each non-employee director of Rentrak under the 2005 Stock Incentive Plan. Each award entitles the director to receive 9,000 shares of Rentrak common stock upon ceasing to be a director following a specified vesting period. DSU awards granted during fiscal 2009 vest in three equal annual installments beginning one year after the date of grant. Unvested DSUs also fully vest upon termination of the recipient’s service on the Board as a result of death, disability, after reaching age 75, or upon a change in control of Rentrak during the vesting period. In June 2009, the Compensation Committee determined that the outstanding DSU awards held by Ms. Allen will vest in full as of the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership Table

The following table sets forth as of June 23, 2009, certain information regarding the beneficial ownership of Rentrak common stock by (i) each person known to be the beneficial owner of 5% or more of Rentrak’s outstanding shares of common stock, (ii) each current director and nominee for election as a director of Rentrak, (iii) the executive officers of Rentrak named in the Summary Compensation Table below, and (iv) all current directors and executive officers of Rentrak as a group.

	Shares Beneficially Owned
Name	Number (1)		Percentage (1)
5% or Greater Owners
William R. Huff	924,129	(2)	8.9%
67 Park Place, 9th Floor
Morristown, NJ 07960
Ashford Capital Management, Inc.	712,814	(3)	6.9%
P.O. Box 4172
Wilmington, DE 19807
Mark Cuban	629,300	(4)	6.1%
5424 Deloache Avenue
Dallas, Texas 75220
Paul A. Rosenbaum	574,683		5.3%
7700 N.E. Ambassador Place
Portland, OR 97220
Directors and Nominees
Judith Allen	20,000		*
Thomas Allen	3,500		*
Cecil Andrus	33,500		*
Richard Hochhauser	0		—
George Kuper	60,000		*
Bill Livek	0		—
Anne MacDonald	0		—
Paul Rosenbaum**	574,683		5.3%
Brent Rosenthal	750		*
Ralph Shaw	17,500		*
Named Executive Officers
Cathy Hetzel	27,930		*
Kenneth Papagan	106,300		1.0%
Mark Thoenes	33,828		*
Amir Yazdani	180,137		1.7%
All Current Executive Officers and Directors as a group (15 persons)	1,087,092		9.6%

*	Less than one percent

**	Is also a named executive officer

(1)	Unless otherwise indicated, each person has sole voting and dispositive power over the shares listed opposite his or her name. All percentages have been calculated based on 10,401,587 shares of Rentrak’s common stock issued and outstanding as of June 23, 2009. In accordance with SEC regulations, the number of shares and percentage calculation with respect to each shareholder assumes the exercise of all outstanding options such shareholder holds and that can be exercised within 60 days after June 23, 2009, as follows: Judith Allen, 17,500 shares; Thomas Allen, 0 shares; Cecil Andrus, 25,000 shares; Cathy Hetzel, 27,500 shares, Richard Hochhauser, 0 shares; George Kuper, 60,000 shares; Bill Livek, 0 shares; Anne MacDonald, 0 shares; Kenneth Papagan, 106,300 shares; Paul Rosenbaum, 425,000 shares; Brent Rosenthal, 0 shares; Ralph Shaw, 17,500 shares; Mark Thoenes, 25,750 shares; Amir Yazdani, 110,000 shares; and all current executive officers and directors as a group, 827,600 shares.

(2)	William R. Huff, the general partner of certain affiliated limited partnerships, filed Amendment No. 1 to Schedule 13D reporting as of March 23, 2009, beneficial ownership of 924,129 shares of Rentrak stock. William R. Huff is a principal of WRH and according to its Schedule 13D filing, Mr. Huff is the beneficial owner and has sole voting power and dispositive power as to the reported shares.

(3)	Ashford Capital Management, Inc. filed Amendment No. 1 to Schedule 13G reporting as of December 31, 2008 sole voting power and dispositive power as to 712,814 shares.

(4)	Mark Cuban filed a Schedule 13G reporting as of December 31, 2006, sole voting power and dispositive power as to 629,300 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Rentrak’s directors and officers and persons who beneficially own more than 10% of the outstanding shares of Rentrak’s common stock (“10% shareholders”) to file with the SEC initial reports of beneficial ownership (Form 3s) and reports of changes in beneficial ownership (Forms 4 and 5) of such shares. To Rentrak’s knowledge, based solely upon a review of the copies of Forms 3, 4, and 5 (and amendments thereto) furnished to Rentrak or otherwise in its files or publicly available, all of Rentrak’s officers, directors, and 10% shareholders complied in a timely manner with all applicable Section 16(a) filing requirements during the fiscal year ended March 31, 2009.

EXECUTIVE OFFICERS

The names, ages, positions and backgrounds of Rentrak’s current executive officers in addition to Bill Livek are as follows:

Name	Age	Position Held Since	Current Position(s) with Rentrak and Background
Timothy Erwin	40	2007	Senior Vice President, Sales and Customer Relations. Mr. Erwin has been with Rentrak for 18 years and, prior to his promotion in January 2007, held positions including Vice President of Customer Relations, Sr. Director of Customer Relations, and Manager of Customer Services and Key Accounts. Prior to joining Rentrak, Mr. Erwin was a District Manager for National Video.

Ron Giambra	47	2008	Executive Vice President, Theatrical Worldwide. Mr. Giambra joined Rentrak in 2001 as Vice President, Theatrical and served as Senior Vice President, Theatrical from early 2003 until his promotion in early 2008. Prior to joining Rentrak, Mr. Giambra held various management positions with motion picture distribution companies, including Tribune Media from 2000 to 2001, Destination Films in 1999 and 2000, Polygram Film Entertainment from 1997 to 1999, and Orion Films from 1983 to 1997. Mr. Giambra currently serves as a member of the Board of Directors and sits on the Audit Committee for the widely-respected Will Rogers Motion Picture Pioneers Foundation, and is active in many charitable events and programs within the motion picture industry.

Marty Graham	51	2005	President, PPT Division. Mr. Graham served as Chief Operating Officer, PPT Division from January 2005 until he was promoted to his current position in October 2005. Mr. Graham served as Senior Vice President, Studio Relations from May 2002 through December 2004. Previously, he served Rentrak as Vice President, Product Development beginning in 1991. Mr. Graham joined Rentrak in October 1988 as Director of Product Development. Prior to joining Rentrak, Mr. Graham served as general manager and secretary/treasurer of Pacific Western Video Corporation.

Cathy Hetzel	58	2007	President, AMI Division. Ms. Hetzel joined Rentrak in March 2004, following a
			one-year consulting relationship with Rentrak, and served as Senior Vice President, OnDemand Essentials until her appointment to her current position in April 2007. Previously, she was senior vice president, business development at Concero, an interactive television, VOD and electronic commerce services company, beginning in March 2000. Prior to that, she was senior vice president of Digital Cable Radio Associates, a partnership of several music recording companies and cable operators.

Kenneth Papagan	57	2007	President and Chief Strategy Officer. Mr. Papagan joined Rentrak in November 2002 and served as Executive Vice President, Business Development & Strategic Planning until his appointment to his current position in April 2007. Prior to joining Rentrak, Mr. Papagan held the position of President at Delmar Media.Net, a digital media venture-consulting services firm. From 1997 to 2001, Mr. Papagan held several positions at iXL Inc., a $300M public internet services consulting firm, including Global General Manager of Digital Media and Broadband Solutions. Mr. Papagan’s 32-year career in Media and Entertainment has spanned Television Programming, On-Air Marketing, Program Development and Production; Internet and Digital Media professional services; and Media & Entertainment Reporting, Research & Analytics. Earlier in his career he was a founding Executive of eight television networks including Qube, Nickelodeon, MTV, The Movie Channel, ON TV and The JC Penney Shopping Channel.

Name	Age	Position Held Since	Current Position(s) with Rentrak and Background
Christopher Roberts	41	2008	Senior Vice President, Home Entertainment Media & Information Systems. Mr. Roberts served as Senior Vice President, Sales & Marketing from 2003 until he was promoted to his current position in April 2008. Prior to becoming Vice President, Sales in 1994, a position he held until 2003, Mr. Roberts was Rentrak’s National Director of Sales, a position he held beginning in September 1992. Previously, Mr. Roberts worked as an account executive for Rentrak. Prior to that, he was an account executive for National Video. Mr. Roberts is also co-owner of Go! Productions, a music and voice production company based out of Camas, WA. Mr. Roberts serves as a member of the Entertainment Merchants Association (EMA) Digital Council. Mr. Roberts is also on the Board of Director of Our Family Adoptions, a 501(c)(3) non-profit international adoption agency which facilitates adoptions out of The Democratic Republic of Congo, Africa.

Mark Thoenes	56	2006	Executive Vice President and Chief Financial Officer. Mr. Thoenes previously held the position of Senior Vice President and Chief Financial Officer from June 2003 through December 2005. He was appointed Vice President and Chief Financial Officer of Rentrak on January 1, 2001 and served in that position through May 2003. From July 1, 2000, to December 31, 2000, Mr. Thoenes was engaged as an outside consultant to serve as Rentrak’s Chief Financial Officer. Prior to joining Rentrak, Mr. Thoenes worked in the healthcare industry for 14 years beginning in 1986 in various financial and operational management positions, most recently as chief operating officer for Physician Partners, Inc. and as chief financial officer for PhyCor of Vancouver, Inc., both health care companies. Mr. Thoenes began his career as a CPA with the public accounting firm Ernst & Young LLP.

Amir Yazdani	49	2001	Executive Vice President, Information Technology and Chief Information Officer. Mr. Yazdani was promoted to his present position in July 2001. Previously, Mr. Yazdani was Vice President, Management Information Systems of Rentrak’s former subsidiary 3PF.COM, Inc., from 1999 to June 2001 and Vice President, Management Information Systems of Rentrak from 1993 to 1999.

EXECUTIVE COMPENSATION

Responsibilities and Processes of Compensation Committee

The Board of Directors has delegated responsibility for considering and approving the compensation and awards to all of Rentrak’s executive officers, including the executive officers listed in the Summary Compensation Table on page 26 (the “named executive officers”), to the Compensation Committee, which consists entirely of independent, non-employee directors. The Compensation Committee also establishes the executive compensation principles that guide the design of Rentrak’s executive compensation programs.

Engagement of Independent Consultant. For assistance in designing Rentrak’s compensation programs for executive officers to meet our goals and objectives, the Compensation Committee has, on a periodic basis, engaged the services of an outside consultant to conduct surveys and provide reports, updates and related advice to the committee regarding compensation paid to executive officers at peer companies who hold positions similar to those of our named executive officers. In fiscal years 2008 and 2009, the Compensation Committee retained Lipis Consulting (the “Consultant”) to provide such services.

Role of Executive Officers. The base salaries paid to named executive officers for fiscal 2009, excluding our CEO, Paul Rosenbaum, were recommended to the Compensation Committee by our CEO and approved by the Compensation Committee. The recommendations were reviewed with the Compensation Committee chair in advance of deliberations and action by the Compensation Committee as a whole. Our CEO was present during the Compensation Committee’s deliberations and approval process regarding compensation of executive officers other than himself.

The base salary paid to Mr. Rosenbaum for fiscal 2009 was approved by the Compensation Committee in executive session after considering corporate and individual performance parameters, including:

*	Rentrak’s profitability,

*	the CEO’s leadership and management,

*	regulatory compliance,

*	our business planning, strategy and execution,

*	employee and customer satisfaction, and

*	shareholder relations.

Discussion and Analysis of Executive Compensation Programs

Compensation Principles. In general, our compensation policy is designed to reward the achievement of individual and company goals and objectives. Rentrak follows a practice of linking executive compensation to individual levels of performance, as well as the performance of the company as a whole. The compensation of our executive officers typically includes cash incentive bonuses and equity awards (generally stock options or stock appreciation rights) that reward the achievement of goals and objectives relating to both individual performance and company performance.

Rentrak’s overall executive compensation levels are designed to attract and retain the type of talent needed to enable us to achieve and sustain a leadership position in the business and industry in which Rentrak competes, as well as to increase the long-term value of the company for shareholders. In general, this means that total executive compensation should be at or above the median for Rentrak’s peers and other appropriate benchmarks.

Our executive compensation policy is designed to focus Rentrak’s officers on achieving strong short-term performance goals and objectives as well as ensuring that the necessary steps are taken to achieve long-term success. Rentrak uses a variety of performance goals and objectives, including personal, financial, operational and strategic.

In connection with hiring our new Chief Executive Officer, Bill Livek, the Compensation Committee approved in concept a shift in our executive compensation to place a greater emphasis on equity-based compensation, as well as compensation conditioned on the achievement of corporate and individual performance goals. This shift in focus is demonstrated by the hiring package approved for Mr. Livek, which is described in greater detail under “CEO Hiring Package” below. We anticipate that these elements of compensation will be a larger component of our compensation program for other executive officers going forward, as described under “Equity-Based Awards” below.

Benchmarking and Comparative Peer Group. The Compensation Committee periodically compares the total annual compensation of each named executive officer to the total annual compensation of executives holding comparable positions at similarly-situated peer companies. For the purpose of such comparisons, the committee considers base salary, annual cash incentive bonus, and the value of grants of stock options and stock appreciation rights. The Compensation Committee focuses on the level of total annual compensation, as well as the nature of the various individual elements of compensation, because both are generally important to executives. This gives us the flexibility to provide forms of compensation that are tailored to meet our goals and objectives, as well as the particular executive’s needs and wishes, whether at the time of hire or later in the employment relationship.

The Consultant’s fiscal 2008 report to the Compensation Committee provided compensation-related information regarding the companies listed below (the “peer group”):

Arbitron, Inc. BSD Software, Inc. Ceridian Corp. Dun & Bradstreet Corp. Greenfield OnLine, Inc. Guideline, Inc. IMAX Corp.	IMS Healthcare, Inc. Lakes Entertainment, Inc. Navarre Corp. NetRatings, Inc. Opinion Research Corp. Reading International, Inc. ROO Group, Inc.

The companies comprising the peer group used in the Consultant’s fiscal 2008 report were selected by the Consultant and approved by the Compensation Committee in consultation with the CEO. The peer group includes companies in the media and software industries that have similar revenues, similar market capitalizations, or similar numbers of employees as compared to Rentrak. The Consultant’s fiscal 2008 report included information regarding base salary, bonus, value of stock options and similar stock grants, and certain other compensation derived from various sources, including the proxy statements of members of the peer group.

During fiscal 2009, the focus of the Compensation Committee was less on benchmarking executive compensation to compensation surveys and more on developing a performance-based incentive plan, resulting in the creation of the stock appreciation rights plan described under “SAR Plan” below.

Goals and Objectives for Executive Compensation. The goals and objectives of our executive compensation program for named executive officers are to attract, retain, motivate and reward highly qualified executives to achieve Rentrak’s strategic goals and increase shareholder value. For fiscal 2009, total executive compensation was established for each named executive officer based on such factors as:

*	length of time in the position,

*	scope of job responsibilities,

*	current and long-term job performance and potential for advancement,

*	competitive market conditions for individuals holding similar positions, and

*	the short-term and longer-term performance of our company.

Total executive compensation may also be affected by decisions to pay higher levels of compensation in order to attract superior executive talent in critical functions or to provide additional compensation outside of the normal annual review cycle to address retention issues.

Based on our review of the compensation arrangements discussed below, and our assessments of individual executive and corporate performance, we believe our executive compensation levels and the design of our executive compensation programs are effective in meeting our compensation goals and objectives.

Fiscal 2009 Elements of Compensation. The executive compensation program and its various elements are designed to reward a combination of individual, division, department and/or company-wide performance. The primary elements of our compensation program for named executive officers are base salary, annual cash incentive bonus, stock options or other equity-based or long-term incentive compensation, severance and change-in-control agreements, other benefits and perquisites, and an employment agreement. Important aspects of each element of the compensation program for named executive officers are explained in more detail below.

Base Salaries. The Compensation Committee annually reviews and considers adjustments to the base salary of executive officers based on company performance, individual executive performance, increased responsibilities, comparative market compensation for the position, retention considerations and CEO recommendations. During fiscal 2009, none of the named executive officers received salary increases. Base salaries of all executive officers were increased by 3% as part of an across-the-board cost of living adjustment as of April 1, 2009.

Annual Cash Incentive Bonuses. Rentrak previously maintained a discretionary bonus program under which executive officers were eligible to receive annual cash incentive payments based on improvement in corporate and personal performance. The target bonuses were based on (a) performance by the company as a whole or by the line of business for which the officer is responsible and (b) achievement of specific performance parameters established for each individual officer. Company or line of business performance was generally measured by the improvement in pre-tax operating income for the company or line of business over the levels approved by the board of directors as part of the annual budget process. For each executive officer other than the CEO, the CEO recommended for Compensation Committee approval a participation percentage for the portion of the officer’s bonus tied to company or line of business performance.

In light of Rentrak’s lower pre-tax net income in fiscal 2009 as compared to fiscal 2008, the CEO recommended to the Compensation Committee, and the committee concurred, that executive officers, including the CEO, not be paid cash incentive bonuses for fiscal 2009, other than a discretionary bonus in the amount of $20,000 paid to Amir Yazdani, Rentrak’s Chief Information Officer, in recognition of his efforts in developing TV Essentials™ into a commercially viable product.

Equity-Based Awards. In light of the change in Rentrak’s accounting for employee stock options effective April 1, 2006, the Compensation Committee has sought to balance the need to maintain Rentrak’s earnings per share with the goal of providing equity incentives to retain key employees to increase the value of the company. As noted above, however, we expect to place greater emphasis on equity-based compensation going forward. Accordingly, the Compensation Committee recommended and the board of directors approved, subject to shareholder approval, an increase in the shares of Rentrak common stock available for grant under the 2005 Stock Incentive Plan (the “2005 Plan”) by 1,000,000 shares to a total of 2,000,000 shares, as well as certain other changes. The proposed amendments to the 2005 Plan are described in greater detail above under “Proposal 2—Approval of Amendment and Restatement of 2005 Stock Incentive Plan.”

SAR Plan. During fiscal 2009, the Compensation Committee focused on the evaluation, development and subsequent adoption of the Rentrak Corporation Stock Appreciation Rights Plan (the “SAR Plan”), a copy of which was filed with the SEC under cover of Form 8-K on October 14, 2008. Up to a total of 500,000 stock appreciation rights (“SARs”) may be awarded to key employees of Rentrak under the SAR Plan. However, if the Amendment and Restatement of the 2005 Plan is approved by the shareholders at the Annual Meeting, no additional awards will be made under the SAR Plan.

Upon vesting, each SAR gives the holder the right to receive, in cash, an amount equal to the increase in the value of a share of Rentrak common stock over the base price. The base price is equal to the closing sale price of a share of Rentrak common stock as quoted on The Nasdaq Stock Market on the grant date. The Compensation Committee has the authority to make awards of SARs and otherwise to administer the SAR Plan.

In the fall of 2008, the Committee granted a total of 277,625 SARs to 42 Rentrak employees. The base price of the SARs is $11.10. Vesting of the SAR awards is subject to performance goals approved by the Committee based on the achievement of minimum amounts of operating income by various lines of business. The performance goals relate to the two-year period ending March 31, 2011. Each individual SAR award is subject to satisfaction of a performance goal selected by relevant line of business, with about 70% of the awards tied to combined operating results for Multi-Screen Essentials and OnDemand Essentials, and the remaining awards to operating results for Rentrak’s PPT Division, Box Office Essentials, Home Entertainment Essentials, or Supply Chain Essentials. The Compensation Committee will determine whether the performance goals have been met by no later than June 15, 2011; vested SARs will be settled in cash based on the Rentrak closing sale price on

August 30, 2011, and paid no later than September 30, 2011. The SARs will also vest in full if a change in control of Rentrak occurs before forfeiture, including forfeiture based on failure to achieve the performance goals, in which case the settlement date will be the date the change in control occurs.

Stock Options. The Committee also approved grants of nonqualified stock options pursuant to the 2005 Plan in the fall of 2008 to 15 Rentrak employees for a total of 344,875 shares of Rentrak common stock. The options have an exercise price of $11.10 per share. The options are subject to vesting provisions based on meeting performance goals comparable to those applicable to the SAR awards and will expire on August 30, 2011 to the extent not previously exercised or terminated. Vesting will be accelerated if a change in control of Rentrak occurs before forfeiture, including forfeiture based on failure to achieve the performance goals.

Deferred Compensation Plan. In February 2008, the Compensation Committee approved a nonqualified deferred compensation plan, called the Executive Nonqualified Excess Plan, as a means to enhance the retirement benefits offered by Rentrak to officers and other highly compensated employees at a relatively low cost to the company. Beginning April 1, 2008, highly compensated employees were eligible to defer up to 100% of their salary and other cash compensation on a tax-deferred basis. Deferred amounts were credited to a participant’s account in the plan, and adjusted for changes in value based on investment fund options available under the plan and selected by the participant. Due to limited participation by officers and other highly compensated employees, the deferred compensation plan was terminated on December 31, 2008, with account balances to be distributed to participants following a one-year waiting period. Rentrak did not make any matching contributions to the deferred compensation plan. None of the named executive officers were participants in the plan.

Benefits and Perquisites. Benefits are established based on an assessment of competitive market factors and a determination of what is needed to attract and retain superior talent. The primary benefits received by our named executive officers are generally the same as for all employees of Rentrak on a non-discriminatory basis and include participation in our health, dental and vision plans, disability and life insurance plans, paid personal time-off, as well as Rentrak’s 401(k) retirement plan. Certain additional benefits for the named executive officers are reflected in the Summary Compensation Table on page 26. See also “CEO Hiring Package” and “Employment Agreement with Chairman of the Board” below.

Employment Agreements and Termination and Severance Benefits. We believe that it is valuable to establish employment agreements with our executive officers. The employment agreements are consistent with the goals and objectives of our compensation program to attract, retain, motivate and reward highly qualified executives. The Compensation Committee has established guidelines to standardize most of the terms and conditions in our executive employment agreements. A more detailed discussion of the terms and conditions of our employment agreements with our named executive officers is included below under the subheading “Potential Payments upon Termination or Change-in-Control.” See also “CEO Hiring Package” and “Employment Agreement with Chairman of the Board” below.

CEO Hiring Package. In connection with Mr. Livek’s hiring as CEO, the Compensation Committee approved an employment agreement with Mr. Livek with a term ending June 30, 2013. The employment agreement provides for an initial annual base salary of $150,000, which will be increased by 10 percent on each April 1 during the term. In addition to employee benefits available to Rentrak’s officers and other management employees generally, the employment agreement provides for reimbursement of costs of supplemental disability insurance and long-term care insurance in a total amount not to exceed $10,000 per year.

Under the employment agreement, Mr. Livek is also eligible to receive an annual cash bonus of up to $100,000 based on the achievement of performance measures established each year. For fiscal 2010, such performance measures relate to developing a detailed business plan and new products and services, overseeing the personal and professional development of the executive leadership team, managing the development of and control over capital expenditure and operating budgets, and analyzing potential business transactions on behalf of Rentrak.

If Mr. Livek’s employment is terminated without cause or for good reason, he will be entitled to a lump-sum cash severance payment in the amount of $150,000, as well as all or a portion of the cash bonus for the fiscal year in which termination occurs, based on the extent to which the applicable performance measures for that fiscal year had been achieved prior to termination. Severance payments are conditioned on compliance with noncompete provisions and execution of a general release of claims against Rentrak. To the extent that severance benefits payable upon a change in control, including the acceleration of vesting of equity-based awards (including those described below), are subject to an excise tax pursuant to Section 4999 of the Code, such benefits will be reduced to the extent, and only to the extent, necessary to provide a larger after-tax benefit to Mr. Livek.

Good reason is defined as Rentrak’s failure to comply with the material terms of the agreement or an act or failure to act by Rentrak that constitutes a substantial adverse change in Mr. Livek’s position or responsibilities, a material reduction in his base salary or failure to continue to provide employee benefits. Cause is defined as a material breach of the agreement by Mr. Livek, his failure to comply with Rentrak’s general policies or standards or to perform any job duties, a felony conviction or plea of no contest, or any act by Mr. Livek constituting fraud, dishonesty involving Rentrak, or in competition with or materially detrimental to Rentrak.

Mr. Livek was also granted employee stock options to purchase 200,000 shares of Rentrak common stock and stock-settled stock appreciation rights (“SARs”) relating to 75,000 shares, in each case under the 2005 Plan. The stock options and SARs have an exercise or base price of $14.50 per share, vest over four years, and have a 10-year term. Upon termination without cause or for good reason, two annual installments of stock options and SARs will vest to the extent not previously vested. If a change in control of Rentrak occurs on or after December 15, 2009, the stock options and SARs will vest in full. If a change in control occurs prior to December 15, 2009, 50 percent of the stock options and SARs will vest.

Finally, Mr. Livek received an award of 213,750 restricted stock units (“RSUs”), each of which represents a contingent right to receive one share of Rentrak common stock. The RSUs will vest, if at all, upon satisfaction of performance goals tied to achievement of (a) specified levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”), as modified by subtracting certain other expenses, over the current and next two fiscal years, or (b) trading-price targets for Rentrak’s common stock ranging from $20 to $40 per share for 65 consecutive trading days during the period ending March 31, 2013. Vesting of a portion or all of the RSUs will also occur if a change in control of Rentrak occurs at price levels ranging from $20 to $40 per share. Upon termination without cause or for good reason, 60,000 RSUs will vest if termination is on or prior to March 31, 2010, 90,000 RSUs will vest if termination occurs on or after April 1, 2010 and prior to April 1, 2011, and 120,000 RSUs will vest if termination occurs on or after April 1, 2011 and on or prior to March 31, 2012.

Employment Agreement with Chairman of the Board. In connection with the hiring of Mr. Livek as CEO, Rentrak’s employment agreement with Mr. Rosenbaum was amended effective June 15, 2009, to provide for his continued employment in a non-executive capacity as Chairman of the Board. The agreement will expire on September 30, 2011, and provides that he will be paid an annual base salary of $489,000 through September 30, 2010, and $325,000 for the ensuing 12 months, together with all employee benefits provided to officers and other management employees generally. He will also be provided with an automobile at Rentrak’s expense, with lease payments up to $900 per month, through December 31, 2009.

The agreement provides for severance upon termination of employment for specified reasons, including death, voluntary termination by Mr. Rosenbaum for good reason, or involuntary termination without cause. Cause and good reason have substantially the same definitions as described above under “CEO Hiring Package.”

If Mr. Rosenbaum is terminated during the term of the agreement by Rentrak without cause or by Mr. Rosenbaum for good reason, in addition to accrued base salary and other benefits, he will be entitled to receive cash severance payments equal to his monthly base salary of $40,750 (reduced to $27,083 beginning October 1, 2010) during the remaining term of the agreement. Medical, dental, group life, long-term care and long-term disability insurance benefits will also be continued during this period unless provided by a subsequent employer. Continuation of severance payments and benefits generally is subject to compliance with an agreement not to compete with Rentrak. If Mr. Rosenbaum dies during the term of the agreement, his estate will be entitled to a lump sum payment of $500,000 less any amounts payable under any life insurance policies purchased by Rentrak for the benefit of Mr. Rosenbaum’s dependents.

Recoupment of Annual Bonuses and Stock Gains. The Sarbanes-Oxley Act of 2002 provides that, if a company is required to restate its financial statements due to material non-compliance with reporting requirements, the CEO and CFO must reimburse the company for (1) any bonus or other incentive or equity-based compensation received during the 12 months preceding the first public release of restated financial statements, and (2) any profits from the sale of securities during those 12 months.

Deductibility of Compensation. In considering Rentrak’s compensation structure, the Compensation Committee takes into consideration Section 162(m) of the Internal Revenue Code. This provision limits the deductibility of compensation in excess of $1 million paid to certain of a company’s most highly-paid executive officers in a single tax year. Compensation that is “performance-based” or qualifies under certain other exceptions is excluded from the calculation. For example, stock options and SARs granted under the 2005 Plan are structured to qualify as “performance-based compensation” under Section 162(m). Although deductibility is only one factor considered by the Compensation Committee in structuring executive compensation consistent with Rentrak’s executive compensation program, the Compensation Committee views it as a significant factor. As discussed under “Proposal 2—Approval of Amendment and Restatement of 2005 Stock Incentive Plan” above, deductibility of compensation was one of the factors considered by the board of directors in recommending that the shareholders approve the Amendment and Restatement.

Summary Compensation Table

The following table summarizes the various elements of compensation for the three fiscal years ended March 31, 2009, paid to or earned by our chief executive officer, chief financial officer and three other most highly compensated executive officers.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Paul Rosenbaum, Chief Executive Officer	2009 2008 2007	$475,000 475,000 465,721	$0 0 52,000	$114,546 133,406 133,093	$46,570 26,828 22,192	$636,115 635,234 673,006
Mark Thoenes, Executive Vice President and Chief Financial Officer	2009 2008 2007	$275,000 271,667 255,000	$0 0 42,140	$21,891 27,716 42,363	$7,613 1,500 1,500	$304,503 303,951 341,003
Cathy Hetzel, President, AMI Division	2009 2008 2007	$275,000 255,000 255,000	$0 0 48,020	$31,521 8,344 0	$7,613 1,500 1,500	$314,134 264,844 304,520
Kenneth Papagan, President and Chief Strategy Officer	2009 2008 2007	$300,000 300,000 300,000	$0 0 45,518	$0 0 43,960	$7,613 1,500 13,395	$307,613 301,500 402,873
Amir Yazdani, Executive Vice President and Chief Information Officer	2009 2008 2007	$290,000 285,000 260,000	$20,000 0 43,120	$0 4,850 19,422	$10,812 3,672 3,408	$320,812 293,520 325,950

(1)	Reflects principal position as of March 31, 2009.

(2)	See discussion under “Annual Cash Incentive Bonuses” on page 22.

(3)	Reflects the compensation expense recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), with respect to option awards granted to the named executives. Compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option pricing model, and is recognized ratably over the vesting period for each option. The assumptions made in determining the grant date fair values of options under SFAS 123R are disclosed in Note 10 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended March 31, 2009 (the “2009 10-K”). All amounts shown relate to awards granted in prior fiscal years.

(4)	Amounts disclosed for fiscal 2009 include the following:

A.	Mr. Rosenbaum received as perquisites a long-term care insurance policy with premiums totaling $8,278 and an automobile for his personal use with lease payments totaling $17,329, together with $14,063 as reimbursement of personal income tax obligations relating to such perquisites. In addition, Mr. Rosenbaum received $6,900 in annual matching contributions under Rentrak’s 401(k) plan.

B.	Mr. Thoenes, Ms. Hetzel and Mr. Papagan received the benefit of a long-term disability insurance plan with annual premiums of $713, as well as $6,900 in annual matching contributions under Rentrak’s 401(k) plan.

C.	Mr. Yazdani received the benefit of a supplemental life insurance and long-term disability plan with annual premiums totaling $3,912, as well as $6,900 in annual matching contributions under Rentrak’s 401(k) plan.

Grants of Plan Based Awards

The following table sets forth certain information concerning individual grants of equity and non-equity awards to the named executive officers during the fiscal year ended March 31, 2009. No previously issued stock options were repriced or otherwise modified in fiscal 2009.

Name (a)	Grant Date (b)	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of SAR and Option Awards ($/Sh) (k)		Grant Date Fair Value of Stock and Option Awards ($) (3) (l)
		Threshold ($) (c)	Target ($) (1) (d)	Maxi- mum ($) (e)	Thresh- old (#) (f)	Target (#) (2) (g)	Maxi- mum (#) (h)

Paul Rosenbaum	10/10/08 10/10/08		15,000			45,000				$ $	11.10 11.10	$114,080
Mark Thoenes	10/10/08 10/10/08		11,250			33,750				$ $	11.10 11.10	$85,560
Cathy Hetzel	10/10/08 10/10/08		12,000			36,000				$ $	11.10 11.10	$91,264
Kenneth Papagan	10/10/08 10/10/08		11,375			34,125				$ $	11.10 11.10	$86,510
Amir Yazdani	10/10/08 10/10/08		12,500			37,500				$ $	11.10 11.10	$95,066

(1)	Reflects awards of stock appreciation rights (“SARs”) in fiscal 2009 under the Rentrak Corporation Stock Appreciation Rights Plan (the “SAR Plan”). The SARs are denominated in shares of Rentrak common stock. SARs granted in fiscal 2009 vest upon achievement of operating income performance goals for the two-year period ending March 31, 2011. The performance goals for all of the named executive officers relate to the Multi-Screen and OnDemand Essentials lines of business. Upon vesting, each SAR gives the holder the right to receive, in cash, an amount equal to the increase in the value of a share of Rentrak common stock over the base price of $11.10 per share. Determination of vesting will be made by the Compensation Committee on or before June 15, 2011, with vested SARs being settled in cash based on Rentrak’s closing stock price on August 30, 2011 and paid no later than September 30, 2011. The SARs will also vest in full if a change in control of Rentrak occurs before forfeiture, including forfeiture based on failure to attain the performance goals, in which case the settlement date will be the date the change in control occurs.

(2)	Reflects nonqualified stock option grants in fiscal 2009 under the 2005 Stock Incentive Plan. The stock options grants are subject to vesting provisions based on attaining performance goals comparable to those applicable to the SAR awards and will expire on August 30, 2011 to the extent not previously exercised or terminated. Vesting will be accelerated if a change in control of Rentrak occurs before forfeiture, including forfeiture based on failure to attain the performance goals.

(3)	The grant date fair value of stock options granted in fiscal 2009 was $2.54 per share, which amount was determined using the Black-Scholes option pricing model based on the assumptions described in Note 11 to our audited financial statements included in the 2009 10-K.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table provides information about awards of stock options held by the named executive officers at March 31, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (1)	Option Expiration Date
Paul	100,000			$3.50		3/30/2011
Rosenbaum	200,000			3.16		9/11/2011
	75,000			10.50		2/9/2012
	50,000			6.89 11.10	45,000	8/20/2013 8/30/2011
Mark	7,000			$2.19		1/1/2011
Thoenes	5,625			7.97		11/26/2013
	7,500			9.00		8/23/2014
	5,625	1,875	(2)	9.14 11.10	33,750	11/9/2015 8/30/2011
Cathy Hetzel	20,000 7,500	22,500	(3)	$10.05 11.15 11.10	36,000	3/17/2014 2/7/2018 8/30/2011
Kenneth	56,300			$5.00		11/18/2012
Papagan	50,000			9.23 11.10	34,125	3/3/2014 8/30/2011
Amir	10,000			$3.75		4/19/2010
Yazdani	90,000			3.40		7/1/2011
	10,000			6.89 11.10	37,500	8/20/2013 8/30/2011

(1)	Vesting of nonqualified stock option award is subject to performance goals approved by the Compensation Committee based on the achievement of minimum amounts of operating income in the Multi-Screen and OnDemand Essentials lines of business for the two-year period ending March 31, 2011.

(2)	Vests 100% on November 9, 2010.

(3)	Vests one-third on February 7, 2010, one-third on February 7, 2011, and one-third on February 7, 2012.

Option Exercises During Fiscal 2009

The following table provides information regarding exercises of stock options by the named executive officers during the fiscal year ended March 31, 2009.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Paul Rosenbaum	—	—
Mark Thoenes	—	—
Cathy Hetzel	—	—
Kenneth Papagan	—	—
Amir Yazdani	10,000	$90,100

Potential Payments upon Termination or Change-in-Control

Rentrak has entered into employment agreements with each of its executive officers, including the named executive officers. Mr. Rosenbaum’s agreement was amended effective June 15, 2009, in connection with his becoming a non-executive Chairman of the Board. See “Executive Compensation—Discussion and Analysis of Executive Compensation Programs—Employment Agreement with Chairman of the Board” above. Each of the agreements with the other named executive officers, Ms. Hetzel and Messrs. Papagan, Thoenes and Yazdani, will expire December 31, 2009, subject to automatic renewal for successive one-year periods unless Rentrak gives notice of non-renewal by a specified date prior to the end of each year. The agreements will also automatically extend for an additional two calendar years if a change-in-control (a “CIC”) occurs during the term of the agreement. A CIC includes (1) the acquisition by a person or group of beneficial ownership of 25% or more of the combined voting power of Rentrak’s then outstanding capital stock, (2) the election of directors a majority of whom are not individuals nominated by Rentrak’s then incumbent directors, and (3) the approval by Rentrak’s shareholders of a plan of complete liquidation, a sale of substantially all of Rentrak’s assets, or a merger or similar transaction other than a transaction in which Rentrak’s shareholders continue to hold at least 75% of the combined voting power of the voting securities of the surviving entity immediately following the transaction.

The employment agreements with the named executive officers other than Mr. Rosenbaum provide for severance upon termination of employment for specified reasons, including death, disability, voluntary termination by the employee for good reason, or involuntary termination without cause. Good reason is defined as Rentrak’s failure to comply with the agreement or an act or failure to act by Rentrak that constitutes a substantial adverse change in the officer’s position or responsibilities or a reduction in his or her base salary. Good reason also includes, in the case of Messrs. Papagan, Thoenes and Yazdani, Mr. Rosenbaum’s ceasing to be CEO. Cause is defined as a material breach of the agreement by the officer, the officer’s failure to comply with Rentrak’s general policies or standards or to perform any job duties, a felony conviction or plea of no contest, or any act by the officer constituting fraud, dishonesty involving Rentrak, or in competition with or materially detrimental to Rentrak.

Severance Following Termination During Term of Agreement. No severance benefits are payable if employment is terminated by Rentrak for cause or voluntarily by the officer other than for good reason. If an executive officer is terminated during the term of the agreement and before a CIC occurs, by Rentrak without cause or by the officer for good reason, in addition to accrued base salary and other benefits, the officer is entitled to receive severance payments in the amount of his or her monthly base salary during a severance period of (a) three months for each four full years of continuous service, (b) the number of monthly installments specified in the agreement (six months for Ms. Hetzel and Mr. Papagan and nine months for Messrs. Thoenes and Yazdani), or (c) the remaining term of the agreement, whichever is longest. Health insurance benefits will also be continued during this period unless provided by a subsequent employer. Continuation of severance payments generally is subject to compliance with an agreement not to compete with Rentrak and execution by the officer of a general release of claims against Rentrak.

If employment is terminated during the term of the agreement and after a CIC occurs, either without cause or for good reason, the executive officer will be entitled to receive a lump sum payment equal to two times his or her then-current annual base salary and average annual bonus amount during the prior two fiscal years, subject to reduction if his or her resulting after-tax benefit would be larger due to the effect of the excise tax on excess parachute payments. He or she will also be entitled to continued participation in Rentrak’s health and life insurance plans, other welfare plans, and 401(k) plan for two years.

If an executive officer dies or becomes disabled during the term of the agreement, the officer or his or her estate will be entitled to accrued base salary and other employee benefits through the date of termination of employment.

Severance upon Termination After Expiration of Agreement. The employment agreements with Ms. Hetzel and Messrs. Papagan, Thoenes and Yazdani also provide for continuation of medical benefits and for severance payments in the event employment is terminated by Rentrak without cause, or by the executive officer with good reason, after expiration of the term, provided that the officer has had five or more continuous years of employment with Rentrak. The total amount of the severance payments will equal the officer’s monthly base salary then in effect times (a) three months for each four full years of continuous service or (b) the number of monthly installments specified in the agreement, whichever is longer.

For a description of Rentrak’s employment agreement with Bill Livek, our new CEO, see “Executive Compensation—Discussion and Analysis of Executive Compensation Programs—CEO Hiring Package” above.

The following tables set forth certain information concerning payments and other benefits that would have been payable to our named executive officers under the agreements in place as of March 31, 2009, in the event their employment was terminated or a CIC had occurred on March 31, 2009 (“Year End”), under various circumstances described in the tables. The tables assume no future changes in benefits or vesting are made. We have not entered into any agreements or plans that provide benefits to our named executive officers solely as a result of a change in control, other than the acceleration of vesting of unvested stock options and SARs in certain circumstances. Except as noted in the footnotes to the tables, all amounts are payable by Rentrak.

Paul Rosenbaum, Chief Executive Officer (1)

	Voluntary Termination			Involuntary Termination (Other Than Death and Disability)			Death (g)	Disability (h)
	For Good Reason Without CIC (a)	For Good Reason with CIC (b)	Any Other Voluntary Termination (c)	Without Cause and Without CIC (d)	Without Cause and With CIC (e)	Any Other Involuntary Termination (f)
Cash Severance (2)	$475,000	$1,425,000	$0	$475,000	$1,425,000	$0	$500,000	$0
Stock Option Vesting (3)	0	0	0	0	0	0	0	0
Health and Other Benefits (4)	7,510	68,064	0	7,510	68,064	0	0	0
Total	$482,510	$1,493,064	$0	$482,510	$1,493,064	$0	$500,000	$0

(1)	Mr. Rosenbaum began serving as non-executive Chairman of the Board of Rentrak as of June 15, 2009. See “Executive Compensation—Discussion and Analysis of Executive Compensation Programs—Employment Agreement with Chairman of the Board” above.

(2)	Represents 12 months’ base salary as severance upon termination for good reason or without cause prior to the occurrence of a CIC not approved by Rentrak’s board (columns (a) and (d)), and three times annual base salary as severance upon termination for good reason or without cause following the occurrence of a CIC not approved by Rentrak’s board (columns (b) and (e)). Following Mr. Rosenbaum’s death, his estate is entitled to a lump sum payment of $500,000 less any amounts payable under any life insurance policies purchased by Rentrak for the benefit of his dependents (column (g)).

(3)	All non-performance stock options held by Mr. Rosenbaum are fully vested. The performance-based SAR awards and option awards were granted on October 10, 2008, with a grant price of $11.10 per share, which is higher than the Year End price of $9.00 per share, resulting in an “out of the money” award. No incremental value is shown relating to the vesting of options because all unvested SARs and options have an exercise price above the Year End price.

(4)	Represents the estimated current cost of continuation of 12 months of health insurance coverage (in the case of columns (a) and (d)) or three years of health insurance coverage, long-term care insurance policy and employer contribution to Rentrak’s 401(k) plan (in the case of columns (b) and (e)).

Mark Thoenes, Chief Financial Officer

	Voluntary Termination			Involuntary Termination (Other Than Death and Disability)			Death (g)	Disability (h)
	For Good Reason Without CIC (a)	For Good Reason with CIC (b)	Any Other Voluntary Termination (c)	Without Cause and Without CIC (d)	Without Cause and With CIC (e)	Any Other Involuntary Termination (f)
Cash Severance (1)	$206,250	$571,070	$0	$206,250	$571,070	$0	$0	$0
Stock Option Vesting (2)	0	0	0	0	0	0	0	0
Health and Other Benefits (3)	5,632	30,246	0	5,632	30,246	0	0	0
Total	$211,882	$601,316	$0	$211,882	$601,316	$0	$0	$0

(1)	Represents nine months’ base salary as severance upon termination for good reason or without cause prior to the occurrence of a CIC (columns (a) and (d)), and two times the sum of Mr. Thoenes’s annual base salary plus average bonus during the prior two fiscal years as severance upon termination for good reason or without cause following the occurrence of a CIC (columns (b) and (e)).

(2)	The unvested non-performance stock options that were granted in February 2008 at $11.15 per share and the performance-based SAR awards and option awards that were granted on October 10, 2008, at a grant price of $11.10 per share were both higher than the Year End stock price of $9.00 per share, resulting in an “out of the money” award. No incremental value is shown relating to the vesting of options because all unvested SARs and options have an exercise price above the Year End price.

(3)	Represents the estimated current cost of continuation of nine months of health insurance coverage (in the case of columns (a) and (d)) or two years of health insurance coverage, long-term disability insurance policy and employer contribution to Rentrak’s 401(k) plan (in the case of columns (b) and (e)).

Cathy Hetzel, President AMI Division

	Voluntary Termination			Involuntary Termination (Other Than Death and Disability)			Death (g)	Disability (h)
	For Good Reason Without CIC (a)	For Good Reason with CIC (b)	Any Other Voluntary Termination (c)	Without Cause and Without CIC (d)	Without Cause and With CIC (e)	Any Other Involuntary Termination (f)
Cash Severance (1)	$206,250	$574,010	$0	$206,250	$574,010	$0	$0	$0
Stock Option Vesting (2)	0	0	0	0	0	0	0	0
Health and Other Benefits (3)	5,632	30,246	0	5,632	30,246	0	0	0
Total	$211,882	$604,256	$0	$211,882	$604,256	$0	$0	$0

(1)	Represents nine months’ base salary as severance upon termination for good reason or without cause prior to the occurrence of a CIC (columns (a) and (d)), and two times the sum of Ms. Hetzel’s annual base salary plus average bonus during the prior two fiscal years as severance upon termination for good reason or without cause following the occurrence of a CIC (columns (b) and (e)).

(2)	The unvested non-performance stock options that were granted in February 2008 at $11.15 per share and the performance-based SAR awards and option awards that were granted on October 10, 2008, at a grant price of $11.10 per share were both higher than the Year End stock price of $9.00 per share, resulting in an “out of the money” award. No incremental value is shown relating to the vesting of options because all unvested SARs and options have an exercise price above the Year End price.

(3)	Represents the estimated current cost of continuation of nine months of health insurance coverage (in the case of columns (a) and (d)) or two years of health insurance coverage, long-term disability insurance policy and employer contribution to Rentrak’s 401(k) plan (in the case of columns (b) and (e)).

Kenneth Papagan, President and Chief Strategy Officer

	Voluntary Termination			Involuntary Termination (Other Than Death and Disability)			Death (g)	Disability (h)
	For Good Reason Without CIC (a)	For Good Reason with CIC (b)	Any Other Voluntary Termination (c)	Without Cause and Without CIC (d)	Without Cause and With CIC (e)	Any Other Involuntary Termination (f)
Cash Severance (1)	$225,000	$622,759	$0	$225,000	$622,759	$0	$0	$0
Stock Option Vesting (2)	0	0	0	0	0	0	0	0
Health and Other Benefits (3)	3,825	25,427	0	3,825	25,427	0	0	0
Total	$228,825	$648,186	$0	$228,825	$648,186	$0	$0	$0

(1)	Represents nine months’ base salary as severance upon termination for good reason or without cause prior to the occurrence of a CIC (columns (a) and (d)), and two times the sum of Mr. Papagan’s annual base salary plus average bonus during the prior two fiscal years as severance upon termination for good reason or without cause following the occurrence of a CIC (columns (b) and (e)).

(2)	All non-performance stock options held by Mr. Papagan are fully vested. The performance-based SAR awards and option awards were granted on October 10, 2008, with a grant price of $11.10 per share, which is higher than the Year End price of $9.00 per share, resulting in an “out of the money” award. No incremental value is shown relating to the vesting of options because all unvested SARs and options have an exercise price above the Year End price.

(3)	Represents the estimated current cost of continuation of nine months of health insurance coverage (in the case of columns (a) and (d)) or two years of health insurance coverage, long-term disability insurance policy and employer contribution to Rentrak’s 401(k) plan (in the case of columns (b) and (e)).

Amir Yazdani, Chief Information Officer

	Voluntary Termination			Involuntary Termination (Other Than Death and Disability)			Death (g)	Disability (h)
	For Good Reason Without CIC (a)	For Good Reason with CIC (b)	Any Other Voluntary Termination (c)	Without Cause and Without CIC (d)	Without Cause and With CIC (e)	Any Other Involuntary Termination (f)
Cash Severance (1)	$362,500	$601,560	$0	$362,500	$601,560	$0	$0	$0
Stock Option Vesting (2)	0	0	0	0	0	0	0	0
Health and Other Benefits (3)	12,422	41,499	0	12,422	41,499	0	0	0
Total	$374,922	$643,059	$0	$374,922	$643,059	$0	$0	$0

(1)	Represents 15 months’ base salary as severance upon termination for good reason or without cause prior to the occurrence of a CIC (columns (a) and (d)), and two times the sum of Mr. Yazdani’s annual base salary plus average bonus during the prior two fiscal years as severance upon termination for good reason or without cause following the occurrence of a CIC (columns (b) and (e)).

(2)	All non-performance stock options held by Mr. Yazdani are fully vested. The performance-based SAR awards and option awards were granted on October 10, 2008, with a grant price of $11.10 per share, which is higher than the Year End price of $9.00 per share, resulting in an “out of the money” award. No incremental value is shown relating to the vesting of options because all unvested SARs and options have an exercise price above the Year End price.

(3)	Represents the estimated current cost of continuation of 15 months of health insurance coverage (in the case of columns (a) and (d)) or two years of health insurance coverage, employer paid supplemental life insurance and long-term disability insurance policy, and employer contribution to Rentrak’s 401(k) plan (in the case of columns (b) and (e)).

REPORT OF THE COMPENSATION COMMITTEE

The “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rentrak specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee oversees, on behalf of the board of directors of Rentrak Corporation, Rentrak’s executive compensation programs, including payments and awards to its executive officers and directors. The Committee has overall responsibility for approving and evaluating Rentrak’s director and officer compensation plans, policies and programs and addressing other compensation issues facing Rentrak that require board action. The Committee is also responsible for discussing with management and recommending to the board of directors the Compensation Discussion and Analysis for inclusion in Rentrak’s annual proxy statement, in accordance with applicable SEC regulations.

In discharging its responsibilities, the Compensation Committee:

•	Reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement; and

•

Based upon its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the proxy statement and furnished in Rentrak’s annual report on Form 10-K for the fiscal year ended March 31, 2009, through its incorporation by reference from the proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Judith Allen (Committee Chair)        Thomas Allen        Cecil Andrus        Ralph Shaw

REPORT OF THE AUDIT COMMITTEE

The “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rentrak specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and Rentrak’s independent auditors, Grant Thornton LLP, to review Rentrak’s accounting functions and the audit processes for the Company’s financial statements and system of internal control over financial reporting. The Audit Committee reviewed and discussed with Rentrak’s independent auditors and management the audited financial statements for fiscal 2009. It also discussed with the independent auditors all other matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 114, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors’ examination of Rentrak’s financial statements, management’s assessment of Rentrak’s system of disclosure controls and procedures, external financial reporting and internal control over financial reporting, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence.

Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended March 31, 2009, be included in Rentrak’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Cecil Andrus (Committee Chair)        George Kuper        Brent Rosenthal        Ralph Shaw

MATTERS RELATING TO OUR AUDITORS

Selection of Independent Auditors

The Audit Committee has appointed and engaged Grant Thornton LLP to be Rentrak’s independent auditors for the Company’s fiscal year ending March 31, 2010. Grant Thornton LLP audited Rentrak’s financial statements for the fiscal year ended March 31, 2009. No approval or ratification of the choice of independent auditors by the shareholders is required by applicable law or regulation or Rentrak’s governing documents. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is also expected to be available to respond to appropriate questions.

Fees Paid to Principal Independent Auditors

The following fees were billed by Grant Thornton LLP for professional services rendered to Rentrak for fiscal 2009 and 2008:

	2009	2008
Audit Fees(1)	$429,521	$443,500
Audit Related Fees(2)	5,800	—
Tax Fees(3)	164,265	236,049
All Other Fees(4)	—	—

(1)

Consists of fees for audit services involving the audit of Rentrak’s consolidated financial statements, review of interim quarterly statements, and provision of an attestation report on Rentrak’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

Refers to fees for assurance and related services that are traditionally performed by the independent auditor and are not reported as audit fees. These audit-related services may include due diligence services relating to mergers and acquisitions, accounting consultation and audits relating to acquisitions, attest services related to financial reporting not required by statute or regulation, consultation concerning financial accounting and reporting standards not classified as audit fees, and financial audits of employee benefit plans. Rentrak did not have any audit-related fees in fiscal 2008.

(3)	Relates to the preparation and review of U.S. federal, state and Canadian tax returns for fiscal 2009 and 2008.

(4)	Consists of consulting services performed by our auditors not included in the other categories.

Pre-Approval Policy

The Audit Committee has adopted a policy requiring pre-approval of all fees and services of Rentrak’s independent auditors, including all audit, audit-related, tax, and other legally-permitted services. Under the policy, a detailed description of each proposed service is submitted to the Audit Committee, together with a statement by the independent auditors and Rentrak’s chief financial officer or controller that such services are consistent with applicable rules on auditor independence. The policy permits the Audit Committee to pre-approve lists of audit, audit-related, tax, and other legally-permitted services after reviewing detailed back-up documentation regarding the specific services to be provided. The term of any pre-approval is 12 months, unless the Audit Committee specifically provides for a shorter period. Additional pre-approval is required for services not included in the pre-approved lists and for services exceeding pre-approved fee levels. The policy allows the Audit Committee to delegate its pre-approval authority to one or more of its members provided that a full report of any pre-approval decision is provided to the Audit Committee at its next scheduled meeting. All audit and permissible non-audit services provided by Grant Thornton LLP during fiscal 2009 and 2008 were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2010

The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for the 2010 Annual Meeting of Shareholders is March 16, 2010. To be considered at the 2010 Annual Meeting of Shareholders, Section 2.3.1 of Rentrak’s Bylaws requires shareholders to deliver notice of all proposals, nominations for director and other business to Rentrak’s principal executive office no later than 60 calendar days (or by June 21, 2010) and no earlier than 90 calendar days prior to the first anniversary of the date of the 2009 Annual Meeting.

By Order of the Board of Directors,

Mark L. Thoenes
Executive Vice President, Chief Financial Officer and Secretary

Portland, Oregon

July 20, 2009

APPENDIX A

RENTRAK CORPORATION

AMENDED AND RESTATED

2005 STOCK INCENTIVE PLAN

1.	ESTABLISHMENT AND PURPOSE

1.1 Establishment. Rentrak Corporation, an Oregon corporation (“Corporation”), established the Rentrak Corporation 2005 Stock Incentive Plan effective as of August 25, 2005 (the “Effective Date”). The original Plan was approved at Corporation’s 2005 annual shareholders’ meeting. The Plan is hereby amended and restated in the form of this Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan (the “Plan”), effective as of the time of and subject to shareholder approval as provided in Section 16.

1.2 Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation to attract, retain, and reward key employees, directors, and outside consultants of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, directors, and consultants and Corporation’s shareholders. The Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards in order to provide participants a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

1.3 Prior Plans. The Plan is separate from the Rentrak Corporation 1997 Equity Participation Plan and the Rentrak Corporation 1997 Non-Officer Employee Stock Option Plan (the “Prior Plans”). The adoption of the Plan neither affects nor is affected by the continued existence of the Prior Plans except that:

(a) No further Awards will be granted under the Prior Plans; and

(b) The number of Shares which may be made subject to Awards under the Plan will be adjusted from time to time pursuant to Section 4.2 to reflect cancellation, termination, or expiration of stock options previously granted under the Prior Plans.

1.4 Reservation of Right to Amend to Comply with Section 409A. The Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of Code Section 409A and the regulations and other guidance issued by the Department of the Treasury thereunder (collectively, “Section 409A”).

2.	DEFINITIONS

2.1 Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

“Award” means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 6.4 of the Plan.

“Board” means the Board of Directors of Corporation.

“Change in Control” has the meaning given by the Committee in each Award Agreement, or, if the term is not otherwise defined in an Award Agreement, the first occurrence of any of the following:

(a) Any person (including any individual, corporation, limited liability company, partnership, trust, group, association, or other “person,” as such term is used in Section 13(d)(3) or 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of Corporation, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Corporation representing 25 percent or more of the combined voting power of Corporation’s then outstanding securities;

(b) A majority of the directors elected at any annual or special meeting of shareholders are not individuals nominated by Corporation’s then incumbent Board; or

(c) The shareholders of Corporation approve (i) a merger or consolidation of Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities (defined as all issued and outstanding securities ordinarily having the right to vote at elections of Corporation’s directors) of Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75 percent of the combined voting power of the Voting Securities of Corporation or of such surviving entity outstanding immediately after such merger or consolidation, (ii) a plan of complete liquidation of Corporation, or (iii) an agreement for the sale or disposition by Corporation of all or substantially all of its assets.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute, together with rules, regulations, and interpretations promulgated under the Code. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the committee appointed by the Board to administer the Plan as provided in Section 3 of the Plan.

“Common Stock” means the $.001 par value Common Stock of Corporation.

“Consultant” means any consultant or adviser to Corporation or a Subsidiary selected by the Committee who is not an employee of Corporation or a Subsidiary and who provides services to Corporation or a Subsidiary other than services of a capital-raising nature.

“Continuing Restriction” means a Restriction contained in Sections 6.5(g), 6.5(i), 15.3, 15.4, and 15.6 of the Plan and any other Restriction expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Corporation” means Rentrak Corporation, an Oregon corporation, or any successor corporation.

“Disability” means the condition of being permanently “disabled” within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may change the foregoing definition of “Disability” or may adopt a different definition for purposes of specific Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.

“Fair Market Value” means, on any given day, the fair market value per share of the Common Stock determined as follows:

(a) If the Common Stock is traded on an established securities exchange, the closing sale price of Common Stock as reported for such day by the principal exchange on which Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such day, on the next preceding day on which Common Stock was traded;

(b) If trading activity in Common Stock is reported on The Nasdaq Stock Market, the closing sale price of Common Stock as reported for such day by Nasdaq or, if Common Stock trades were not reported on such day, on the next preceding day on which Common Stock trades were reported by Nasdaq;

(c) If trading activity in Common Stock is reported on the OTC Bulletin Board, the average of the closing representative bid and asked prices for such day as reported on the OTC Bulletin Board or, if there are no such quotes for Common Stock for such day, on the next preceding day for which bid and asked price quotes for Common Stock were reported on the OTC Bulletin Board; or

(d) If there is no market for Common Stock or if trading activities for Common Stock are not reported in one of the manners described above, the fair market value will be as determined by the Committee.

“Incentive Stock Option” or “ISO” means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Board Director” means a member of the Board who is not an employee of Corporation or any Subsidiary.

“Non-Employee Subsidiary Director” means a member of the board of directors of a Subsidiary who is neither an employee of Corporation or a Subsidiary nor a member of the Board.

“Nonqualified Option” or “NQO” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQO.

“Option Committee” means a committee of one or more members of the Board (who need not be members of the Committee) to whom the Committee may delegate authority to grant Awards to Participants who are not Reporting Persons.

“Other Stock-Based Award” means an Award as defined in Section 11.1 of the Plan.

“Participant” means an employee of Corporation or a Subsidiary, a Consultant, a Non-Employee Board Director, or a Non-Employee Subsidiary Director who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Section 10 of the Plan, the Vesting of which is contingent on attainment of Performance Goals.

“Performance Cycle” means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

“Performance Goal” means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

“Plan” means this Rentrak Corporation 2005 Amended and Restated Stock Incentive Plan, as set forth in this document and as it may be amended from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Award” means a Restricted Share or a Restricted Stock Unit granted pursuant to Section 9 of the Plan.

“Restricted Share” means an Award described in Section 9.1(a) of the Plan.

“Restricted Stock Unit” means an Award of units representing Shares described in Section 9.1(b) of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

“Restriction Period” means a designated period pursuant to the provisions of Section 9.3 of the Plan.

“Retirement” has the meaning given by the Committee in each Award Agreement, or, if the term is not otherwise defined in an Award Agreement, has the following meaning:

(a) For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries on or after age 65, or such earlier retirement date as approved by the Committee for purposes of the Plan;

(b) For Participants who are Non-Employee Board Directors or Non-Employee Subsidiary Directors, retirement from the applicable board of directors after attaining the age and service period specified in the Corporate Governance Guidelines adopted by the Board; or

(c) For Participants who are Consultants, termination of service as a Consultant after attaining a retirement age specified by the Committee for purposes of an Award to such Consultant.

“Settlement Period” means, with respect to any Restricted Stock Unit Award or Performance Award, the period following the expiration of the Restriction Period or the Performance Cycle, respectively, for such Award specified by the Committee in the Award Agreement for such Award so that the Restricted Stock Unit Award or Performance Award will either (a) not be treated as a deferred compensation arrangement for income tax purposes under Section 409A, or (b) if treated as a deferred compensation arrangement for such purposes, will meet all requirements under Section 409A.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

“Subsidiary” means (i) a “subsidiary corporation” of Corporation, within the meaning of Section 424(f) of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power, and (ii) any partnership, limited liability company, or other business entity of which Corporation owns or controls 50 percent or more of the voting interests and which has been designated by the Committee as a subsidiary; provided, however, that with respect to ISOs, only employees of subsidiary corporations as described in clause (i) may receive such Awards.

“Vest,” “Vesting,” or “Vested” means:

(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

3.	ADMINISTRATION

3.1 General. The Plan will be administered by a Committee composed as described in Section 3.2.

3.2 Composition of the Committee. The Committee will be appointed by the Board and will consist of not less than a sufficient number of Non-Employee Board Directors so as to qualify the Committee to administer the Plan as contemplated by Section 162(m)(4)(C) of the Code, Rule 16b-3 under the Exchange Act and Rule 5605(d) of the Nasdaq Marketplace Rules. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. In the event that the Committee ceases to satisfy the requirements of Section 162(m)(4)(C), Rule 16b-3, or Rule 5605(d), the Board will reconstitute the Committee as necessary to satisfy such requirements.

3.3 Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a) Construe and interpret the Plan and any Award Agreement;

(b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c) Select the employees, Non-Employee Board Directors, Non-Employee Subsidiary Directors, and Consultants who will be granted Awards;

(d) Determine the number and types of Awards to be granted to each such Participant;

(e) Determine the number of Shares, or Share equivalents, to be subject to each Award;

(f) Determine the option price, purchase price, base price, or similar feature for any Award; and

(g) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

3.4 Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all of the members of the Committee, will be the valid acts of the Committee.

3.5 Delegation. Notwithstanding any other provision of this Section 3, the Committee may delegate to the Option Committee the authority, subject to such conditions or limitations as the Committee may designate, to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

3.6 Liability of Committee Members. No member of the Committee or the Option Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.7 Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

4.	DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1 Duration of the Plan. The Plan became effective on August 25, 2005, and subject to approval by Corporation’s shareholders as provided in Section 16 is amended and restated as of the date of such approval. The Plan will remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

4.2 Shares Subject to the Plan. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan. Subject to adjustment pursuant to Section 13, the maximum number of Shares for which Awards may be granted under the Plan is 2,000,000. If an Award under the Plan (or any option previously granted under the Prior Plans) is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan.

5.	ELIGIBILITY

Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary), Consultants, Non-Employee Board Directors, and Non-Employee Subsidiary Directors who, in the Committee’s judgment, are or will be contributors to the long-term success of Corporation are eligible to receive Awards under the Plan.

6.	AWARDS

6.1 Types of Awards. The types of Awards that may be granted under the Plan are:

(a) Options governed by Section 7 of the Plan;

(b) Stock Appreciation Rights governed by Section 8 of the Plan;

(c) Restricted Awards governed by Section 9 of the Plan;

(d) Performance Awards governed by Section 10 of the Plan; and

(e) Other Stock-Based Awards or combination awards governed by Section 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2 General. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3 Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including, without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4 Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5 Provisions Governing All Awards. All Awards are subject to the following provisions:

(a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award will automatically cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b) Rights as Shareholders. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award confers on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of or a Consultant to Corporation or any Subsidiary, as the case may be, nor does it interfere in any way with the right of Corporation or a Subsidiary to terminate such person’s employment or to remove such person as a Consultant or as a director at any time for any reason, or for no reason, with or without cause.

(d) Restriction on Transfer. Unless otherwise expressly provided in an individual Award Agreement, no Award (other than Restricted Shares after they Vest) will be transferable other than by will or the laws of descent and distribution and each Award will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement that the Award:

•	May be freely transferred;

•	May be freely transferred to a class of transferees specified in the Award Agreement; or

•

May be transferred, but only subject to any terms and conditions specified in the Award Agreement (including, without limitation, a condition that an Award may only be transferred without payment of consideration).

Furthermore, notwithstanding the foregoing, any Award may be surrendered to Corporation pursuant to Section 6.5(h) in connection with the payment of the purchase or option price of another Award or the payment of the Participant’s federal, state, or local tax withholding obligation with respect to the exercise or payment of another Award.

(e) Termination of Employment. The terms and conditions under which an Award may be exercised, if at all, after a Participant’s termination of employment or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant will be determined by the Committee and specified in the applicable Award Agreement.

(f) Change in Control. The Committee, in its discretion, may provide in any Award Agreement that:

(i) In the event of a Change in Control of Corporation, all or a specified portion of the Award (to the extent then outstanding) will become immediately Vested to the full extent not previously Vested. Any such acceleration of Award Vesting must comply with applicable regulatory requirements and any Participant will be entitled to decline the accelerated Vesting of all or any portion of his or her Award, if he or she determines that such acceleration may result in adverse tax consequences to him or her; and

(ii) In the event the Board approves a proposal for: (i) merger, exchange or consolidation in which Corporation is not the resulting or surviving corporation (or in which Corporation is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) transfer of all or substantially all the assets of Corporation; (iii) sale of 25 percent or more of the combined voting power of Corporation’s Voting Securities; or (iv) the dissolution or liquidation of Corporation (each, a “Transaction”), the Committee will notify Participants in writing of the proposed Transaction (the “Proposed Transaction Notice”) at least 30 days prior to the effective date of the proposed Transaction. The Committee may, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(a) The Committee may provide that outstanding Awards will be converted into or replaced by Awards of a similar type relating to the securities of the surviving or acquiring corporation in the Transaction. The amount and type of securities subject to and the exercise price (if applicable) of the replacement or converted Awards will be determined by the Committee based on the exchange ratio, if any, used in determining shares of the surviving corporation to be issued to holders of Shares of Corporation. If there is no exchange ratio in the Transaction, the Committee will, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as the Committee deems relevant. Such replacement or converted Awards will continue to Vest over the period (and at the same rate) as the Awards which the replacement or converted Awards replaced, unless determined otherwise by the Committee;

(b) The Committee may provide a 30-day period prior to the consummation of the Transaction during which all outstanding Awards will tentatively become fully Vested, and upon consummation of such Transaction, all outstanding and unexercised Awards will immediately terminate. If the Committee elects to provide such 30-day period for the exercise of Awards, the Proposed Transaction Notice must so state. Participants, by written notice to Corporation, may exercise their Awards and, in so exercising the Awards, may condition such exercise upon, and provide that such exercise will become effective immediately prior to, the consummation of the Transaction, in which event Participants need not make payment for any Common Stock to be purchased upon exercise of an Award until five days after written notice by Corporation to the Participants that the Transaction has been consummated (the “Transaction Notice”). If the Transaction is consummated, each Award, to the extent not previously exercised prior to the consummation of the Transaction, will terminate and cease being exercisable as of the effective date of such consummation. If the Transaction is abandoned, (1) all outstanding Awards not exercised will continue to be Vested and exercisable, to the extent such Awards were Vested and exercisable prior to the date of the Proposed Transaction Notice, and (2) to the extent that any Awards not exercised prior to such abandonment have become Vested and exercisable solely by operation of this Section 6.5(f)(ii), such Vesting and exercisability will be deemed annulled, and the Vesting and exercisability provisions otherwise in effect will be reinstituted, as of the date of such abandonment; or

(c) The Committee may provide that outstanding Awards that are not fully Vested will become fully Vested subject to Corporation’s right to pay each Participant a cash amount (determined by the Committee and based on the amount, if any, being received by Corporation’s shareholders in the Transaction) in exchange for cancellation of the applicable Award.

Unless the Committee specifically provides otherwise in the change in control provision for a specific Award Agreement, Awards will become Vested as of a Change in Control date only if, or to the extent, such acceleration in the Vesting of the Awards does not result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code. The Committee, in its discretion, may include change in control provisions in some Award Agreements and not in others, may include different change in control provisions in different Award Agreements, and may include change in control provisions for some Awards or some Participants and not for others.

(g) Conditioning or Accelerating Benefits. The Committee, in its discretion, may include in any Award Agreement a provision conditioning or accelerating the Vesting of an Award or the receipt of benefits pursuant to an Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including without limitation, a Change in Control of Corporation (subject to the foregoing paragraph (f)), a sale of all or substantially all of the property and assets of Corporation, or an event of the type described in Section 13 of this Plan.

(h) Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for the Shares or other property issuable pursuant to the Award, or the Participant’s federal, state, or local tax withholding obligations with respect to such issuance, in whole or in part by any one or more of the following methods; provided, however, that the availability of any one or more methods of payment may be suspended from time to time if the Committee determines that the use of such payment method would result in adverse financial accounting treatment for Corporation or adverse tax treatment for Corporation or the Participant:

(i) By delivering previously owned Shares (including fully vested Restricted Shares);

(ii) By surrendering other outstanding Vested Awards under the Plan denominated in Shares or in Share equivalent units;

(iii) By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

(iv) Unless specifically prohibited by any applicable statute or rule, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002, by delivering to Corporation a promissory note payable on such terms and over such period as the Committee may determine;

(v) By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee (subject to the provisions of the Sarbanes-Oxley Act of 2002 and any other applicable statute or rule):

(a) To sell Shares subject to the Award and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option or purchase price and taxes or withholding taxes attributable to the issuance; or

(b) To pledge Shares subject to the Award to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option or purchase price and taxes or withholding taxes attributable to the issuance; or

(vi) In any combination of the foregoing or in any other form approved by the Committee.

Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

(i) Reporting Persons. With respect to all Awards granted to Reporting Persons, the following limitations will apply only if or to the extent required by Rule 16b-3 under the Exchange Act, unless the Award Agreement provides otherwise:

(i) Awards requiring exercise will not be exercisable until at least six months after the date the Award was granted, except in the case of the death or Disability of the Participant; and

(ii) Shares issued pursuant to any other Award may not be sold by the Participant for at least six months after acquisition, except in the case of the death or Disability of the Participant.

Award Agreements for Awards to Reporting Persons must also comply with any future restrictions imposed by such Rule 16b-3.

(j) Service Periods. At the time of granting an Award, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

(k) Prohibition on Repricing of Options and Stock Appreciation Rights. Except for adjustments pursuant to Section 13, at no time shall the exercise price of an Option or the base price of a Stock Appreciation Right granted under the Plan be subsequently repriced during the period of its exercisability. For purposes of this Section, repricing means any of the following or any other action that has the same effect:

(i) Lowering the exercise or base price after the Option or Stock Appreciation Right is granted;

(ii) Any other action that is treated as a repricing under generally accepted accounting principles; or

(iii) Canceling an Option or Stock Appreciation Right at a time when its exercise or base price exceeds the Fair Market Value of the underlying Shares, in exchange for another Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

7.	OPTIONS

7.1 Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

7.2 General. All Options will be subject to the terms and conditions set forth in Section 6 and this Section 7 and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

7.3 Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than 100 percent of the Fair Market Value of a Share on the date of grant for all Options.

7.4 Option Term. The Award Agreement for each Option will specify the term of each Option, which may be unlimited or may have a specified period during which the Option may be exercised, as determined by the Committee.

7.5 Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a) The time or times when the Option becomes exercisable and whether the Option becomes exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of performance goals or criteria specified in the Award Agreement, or (iii) a combination of continuation of employment and satisfaction of performance goals or criteria;

(b) Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

(c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Consultant, or director of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable may be accelerated or otherwise modified (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a Change in Control. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

7.6 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Corporation or a Subsidiary. ISOs may not be granted under the Plan after August 20, 2019, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

7.7 Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement for the Option.

7.8 Limitation on Number of Shares Subject to Options. The aggregate number of Incentive Stock Options that may be granted under the Plan may not exceed 800,000 Shares, and in no event may Options (whether or not ISOs) for more than 300,000 Shares be granted to any individual under the Plan during any fiscal year.

8.	STOCK APPRECIATION RIGHTS

8.1 General. Stock Appreciation Rights are subject to the terms and conditions set forth in Section 6 and this Section 8 and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

8.2 Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR is being exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher price as the Committee determines. The base price may not be less than the Fair Market Value of a Share on the grant date of the SAR.

8.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SARs will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

8.4 Form of Payment. Payment upon exercise of a Stock Appreciation Right must be made in Shares, provided that the Committee may provide in an Award Agreement that a Stock Appreciation Right may be settled using cash or installments (a “Cash Settled SAR”) if the Committee determines that under the terms of such Award Agreement the Cash Settled SAR will comply with the requirements of Section 409A.

8.5 Limitation on Number of Stock Appreciation Rights. In no event may more than 300,000 Stock Appreciation Rights be granted to any individual under the Plan during any fiscal year.

9.	RESTRICTED AWARDS

9.1 Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Stock Units.

(a) Restricted Shares. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Corporation upon termination of Participant’s employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and will execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power will be held in custody by Corporation until the Restrictions have lapsed.

(b) Restricted Stock Units. A Restricted Stock Unit is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Stock Units upon termination of Participant’s employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Stock Units. Under Section 409A, Restricted Stock Unit Awards may be treated, for income tax purposes, as deferred compensation arrangements. In each Award Agreement for each Restricted Stock Unit Award, the Committee will (a) specify the Settlement Period and (b) set the other terms and conditions of the Award Agreement so that the Restricted Stock Unit Award will comply with all applicable requirements of Section 409A.

9.2 General. Restricted Awards are subject to the terms and conditions of Section 6 and this Section 9 and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

9.3 Restriction Period. Award Agreements for Restricted Awards will provide that Restricted Awards, and the Shares subject to Restricted Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant must remain in the employment (or remain as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will usually Vest based on continued employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) and Performance Awards under Section 10 will usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant). In such case, the Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance Goals.

9.4 Forfeiture. If a Participant ceases to be an employee (or Consultant, Non-Employee Board Director, or Non-Employee Subsidiary Director) of Corporation or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement) the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to Corporation.

9.5 Settlement of Restricted Awards.

(a) Restricted Shares. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed, the Participant’s stock power will be returned and the Shares will no longer be Restricted Shares.

(b) Restricted Stock Units. Within the Settlement Period after Vesting of a Restricted Stock Unit Award, a Participant will be entitled to receive payment for Restricted Stock Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Stock Units at the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Stock Unit will be made during the Settlement Period following the conclusion of the applicable Restriction Period in cash, in installments, or in Shares equal to the number of Restricted Stock Units or in any other manner or combination of such methods as the Committee, in its sole discretion, determines.

9.6 Rights as a Shareholder. A Participant has, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Corporation, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions. A Participant will have no rights as a shareholder with respect to a Restricted Stock Unit Award until Shares are issued to the Participant in settlement of the Award.

9.7 Limitation in Number of Restricted Awards. The aggregate number of shares subject to Restricted Share Awards and Restricted Stock Unit Awards that may be granted under the Plan may not exceed 750,000 Shares, and in no event may Restricted Awards representing more than 300,000 Shares be granted to any individual under the Plan during any fiscal year.

10.	PERFORMANCE AWARDS

10.1 General. Performance Awards are subject to the terms and conditions set forth in Section 6 and this Section 10 and Award Agreements governing Performance Awards may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

10.2 Nature of Performance Awards. A Performance Award is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit all or a portion of such Performance Award in the event specified performance criteria are not met within a designated period of time. Under Section 409A, Performance Awards may be treated, for income tax purposes, as deferred compensation arrangements. In the Award Agreement for each Performance Award, the Committee will (a) specify the Settlement Period, and (b) set the other terms and conditions of the Award Agreement so that the Performance Award will comply with all applicable requirements of Section 409A.

10.3 Performance Cycles. For each Performance Award, the Committee will designate a performance period (the “Performance Cycle”) with a duration to be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

10.4 Performance Goals. The Committee will establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on (i) performance criteria for Corporation, a Subsidiary, or an operating group, (ii) a Participant’s individual performance, or (iii) a combination of both. Performance Goals may include objective and subjective criteria. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

10.5 Performance Goals for Executive Officers. The Performance Goals for Performance Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

(a) Corporate Performance Goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, cash flow (including measures based on Earnings Before Interest, Taxes, Depreciation, and Amortization [EBITDA]), efficiency, or return to shareholders such as earnings per share, operating income, stock price, costs of production, revenue growth, return on equity, return on assets or return on invested capital.

(b) Business unit Performance Goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introducing products, constructing facilities, developing software, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating income, costs of production, cash flow, return on equity, return on assets, or return on invested capital.

(c) Any corporate or business unit Performance Goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

10.6 Determination of Awards. As soon as practicable after the end of a Performance Cycle, the Committee will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.

10.7 Timing and Form of Payment. Settlement of earned Performance Awards will be made to the Participant within the Settlement Period after the expiration of the Performance Cycle and the Committee’s determination under Section 10.6, in the form of cash, installments, Shares, or any combination of the foregoing or in any other form as the Committee determines.

10.8 Limitation on Number of Performance Awards. In no event may Performance Awards representing more than 300,000 Shares be granted to any individual under the Plan during any fiscal year.

11.	OTHER STOCK-BASED AND COMBINATION AWARDS

11.1 Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specific form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

11.2 Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this section will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

12.	DIVIDEND EQUIVALENTS

Any Award may, to the extent provided in its Award Agreement, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award that is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

13.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

13.1 Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation’s capital structure or its business, any merger or consolidation of Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation’s capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

13.2 Adjustments to Shares Subject to the Plan and Outstanding Awards. In the event of a stock split (including a reverse stock split), a dividend or distribution paid in Common Stock, or a recapitalization of or affecting Common Stock, the aggregate number and kind of shares reserved for issuance under the Plan, the maximum limitations on the number of shares that may be issued as Awards granted to a single Participant in any fiscal year under the Plan, the number, kind, and price per share subject to each outstanding Option and SAR and the number and kind of shares subject to other Awards granted under the Plan, will automatically be adjusted proportionately, or substituted, to reflect the effect of such stock split, distribution paid in Common Stock, or recapitalization. In the event of any merger or consolidation, separation (including a spin off), a reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), any partial or complete liquidation, or any other change in corporate capitalization not specifically addressed in the preceding sentence, the Committee may make such adjustments or substitution in the aggregate number and kind of shares reserved for issuance under the Plan, the maximum limitations on the number of shares that may be issued as Awards granted to a single Participant under the Plan, the number, kind, and price per share subject to each outstanding Option and SAR, the number and kind of shares subject to other outstanding Awards under the Plan and/or such other equitable adjustments or substitutions as it may determine to be appropriate in its sole discretion.

14.	AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided that no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association.

15.	MISCELLANEOUS

15.1 Tax Withholding. Corporation has the right to deduct from any settlement of any Award under the Plan, including the delivery or Vesting of Shares or Awards, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan has the obligation to make arrangements satisfactory to Corporation for the satisfaction of any such tax withholding obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

15.2 Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

15.3 Annulment of Awards. Any Award Agreement may provide, in the discretion of the Committee, that the grant of an Award payable in cash is revocable until cash is paid in settlement of the Award or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate in settlement of the Award. In the event the employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) of a Participant is terminated for cause (as defined below), any Award that is revocable will be annulled as of the date of such termination for cause. For the purpose of this Section 15.3, the term “for cause” has the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

15.4 Engaging in Competition With Corporation. Any Award Agreement may provide, in the discretion of the Committee, that, if a Participant terminates employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant)

with Corporation or a Subsidiary for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date of such termination accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant’s termination of employment (or service as a Non-Employee Board Director, Non-Employee Subsidiary Director, or Consultant) with Corporation.

15.5 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan are not to be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

15.6 Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or registered securities association upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.7 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

16.	SHAREHOLDER APPROVAL

The amendment and restatement of the Plan is expressly subject to the approval of the Plan, as amended and restated, by a majority of the total votes cast at a meeting of Corporation’s shareholders duly held in accordance with the requirements of the Oregon Business Corporation Act and Corporation’s Bylaws. If such approval is not obtained on or before September 30, 2009, the Plan will continue in effect without the amendments reflected herein.

RENTRAK CORPORATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The board of directors unanimously recommends a vote FOR each of the nominees named below and FOR Proposal 2.

1. Election of Directors:

Thomas D.Allen William P. Livek Brent Rosenthal

Richard Hochhauser Anne MacDonald Ralph R. Shaw

George H. Kuper Paul A. Rosenbaum

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

For Against Abstain

2. Approval of Amendment and Restatement of 2005 Stock Incentive Plan.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name appears hereon. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1UPX 0227052

<STOCK#> 012YIA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - RENTRAK CORPORATION

2009 ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the board of directors of Rentrak Corporation (“Rentrak”).

The undersigned hereby appoints each of William P. Livek and Mark L. Thoenes as proxies, with full power of substitution, and hereby authorizes them to represent and to vote as designated below, all the shares of Rentrak common stock held of record by the undersigned on June 23, 2009, at the annual meeting of the shareholders to be held at The Cornell Club, located at 6 East 44th Street, New York, NY, 10017 on August 20, 2009, at 10:00 a.m., Eastern Daylight Time, or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is provided, the proxies named above will vote FOR each director nominee named in Proposal 1 and FOR Proposal 2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date, and return the proxy using the enclosed envelope.